Filed Pursuant to Rule 424(b)(3) and Rule 424(c)
Registration No. 333-162632

PROSPECTUS SUPPLEMENT NO. 3

61,428,433 SHARES OF COMMON STOCK

ADVAXIS, INC.

This prospectus supplement amends the prospectus dated February 28, 2011, to allow the selling stockholders named in the prospectus (the “Selling Stockholders”) to resell, from time to time, up to an aggregate of 61,428,433 shares of our common stock issuable upon the exercise of warrants held by the Selling Stockholders.  Such number of shares includes 15,507,183 shares of our common stock issuable as a result of anti-dilution provisions in the warrants held by certain of the Selling Stockholders pursuant to Rule 416 of the Securities Act.

We will not receive any proceeds from any such sale of these shares. To the extent any of the warrants are exercised for cash, if at all, we will receive the exercise price for those warrants. This prospectus supplement is being filed to include the information set forth in our (i) Current Report on Form 8-K filed on May 4, 2011 and (ii) Current Report on Form 8-K filed on May 9, 2011, each of which are set forth below. This prospectus supplement should be read in conjunction with the prospectus dated February 28, 2011, the prospectus supplement No. 1 dated March 17, 2011 and the prospectus supplement No. 2 dated April 7, 2011, which are to be delivered with this prospectus supplement.

Our common stock is quoted on the Over-The-Counter Bulletin Board, or OTC Bulletin Board, under the symbol ADXS.OB.  On May 9, 2011, the last reported sale price per share for our common stock as reported by the OTC Bulletin Board was $0.19.

Investing in our common stock involves a high degree of risk.  We urge you to carefully consider the ‘‘Risk Factors’’ beginning on page 5 of the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 3 is May 10, 2011.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2011

ADVAXIS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

00028489	02-0563870
(Commission File Number)	(IRS Employer Identification Number)

305 College Road East
Princeton, New Jersey 08540
(Address of principal executive offices)

Registrant’s telephone number, including area code: (609) 452-9813

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation for an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 28, 2011, Advaxis, Inc. (the “Company”) issued and sold to an accredited investor (the “Investor”) a convertible promissory note of the Company in the aggregate principal amount of $500,000 (together with the related ancillary documents, the “A-Note”) in return for the payment in cash from the Investor of $500,000.  The A-Note bears interest in the form of a one time interest charge of 8% of the principal amount of the A-Note, payable with the A-Note’s aggregate principal amount outstanding on the maturity date, April 28, 2014.  The A-Note is convertible, in whole or in part, into shares of the Company’s common stock, $0.001 par value (the “Common Stock”) at a per share conversion price equal to 80% of the average of the two lowest trade prices for the Common Stock in the 20 trading days previous to the effective date of each such conversion, subject to a conversion floor of $0.15, all as more particularly described below and in the form of A-Note attached hereto as Exhibit 4.1.  The A-Note may be prepaid by the Company without penalty beginning twelve months after issue date of the A-Note.  To the extent the Investor does not elect to convert the A-Note as described above, the principal amount of the A-Note not so converted shall be payable in cash on the maturity date.

On April 28, 2011, the Company also issued and sold to the Investor a convertible promissory note of the Company in the aggregate principal amount of $800,000 (together with the related ancillary documents, the “B-Note” and together with the A-Note, the “Company Notes”). The B-Note bears interest in the form of a one time interest charge of 8% of the principal amount of the B-Note, payable with the B-Note’s aggregate principal amount outstanding on the maturity date, April 28, 2014.  All or any portion of the aggregate principal and interest outstanding under the B-Note is convertible, at the option of the Investor from time to time (subject to the prior pre-payment of the such principal amount of the C-Note (as defined below) equal to the such principal amount of the B-Note subject to such conversion), into shares of Common Stock, at a per share conversion price equal to 80% of the average of the two lowest trade prices for the Common Stock in the 20 trading days previous to the effective date of each such conversion, subject to a conversion floor of $0.15, all as more particularly described below and in the form of B-Note attached hereto as Exhibit 4.2.

Concurrently with the issuance of the B-Note, the Investor issued and delivered to the Company a secured and collateralized promissory note (together with the related ancillary documents, the “C-Note”), which served as the sole consideration paid to the Company for the Company’s issuance of the B-Note to the Investor.  The C-Note was issued in the aggregate principal amount of $800,000, bears interest in the form of a one time interest charge of 8% of the principal amount of the C-Note, payable with the C-Note’s aggregate principal amount outstanding on the maturity date, April 28, 2014.  The C-Note is to be secured by $800,000 of an unspecified money market fund, or other assets, having a value of at least $800,000.

Immediately after the purchase by the Investor of the B-Note for the C-Note, the Investor delivered to the Company the sum of $80,000 in cash as a pre payment on the principal amount outstanding under the C-Note.  While no further mandatory principal or interest payments are due on the C-Note until its maturity date, the C-Note contemplates (but does not require) further voluntary pre payments by the Investor on the C-Note to the Company at the approximate rate of $250,000 per month, beginning seven months after the issuance of the C-Note, or commencing on or about November 28, 2011, but only provided: (i) all requests by the Investor for conversion of principal and interest on the B-Note are honored and (ii) the Common Stock issued upon such conversions of portions of the principal and interest on the B-Note may be freely resold by the Investor without the requirement of any restrictive legend pursuant to applicable securities laws, rules and regulations.

Additionally, the Investor may purchase up to an additional $2.4 million in aggregate principal amount of notes in the form of the B-Note from the Company (each, an “Additional B-Notes”).  The purchase price for each such Additional B-Note issued to the Investor will be paid by the issuance by the Investor to the Company of an additional note in the form of the C-Note (each, an “Additional C-Note”), with such Additional B-Notes and Additional C-Notes containing the same terms and provisions described above and in the form of B-Note and the form of C-Note attached hereto as Exhibit 4.2 and Exhibit 4.3, respectively.

The Company intends to use the proceeds from the sale of the Company Notes and, if applicable, the sale of Additional B-Notes, for among other things, (i) costs and expenses relating to the Company’s clinical trials, (ii) costs and expenses relating to the sale of the Company Notes, (iii) costs and expenses relating to obtaining one or more follow-on financings and (iv) general working capital purposes.

The Company Notes were offered and sold to an “accredited investor” (as defined in section 501(a) of Regulation D) pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder.  The shares to be issued upon conversion of the Company Notes and, if applicable, the Additional B-Notes, have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.  The Company Notes include, and any Additional B-Notes will include, a limitation on conversion, which provides that at no time will the Investor be entitled to convert any portion of the Company Notes, that would result in the beneficial ownership by the Investor of more than 4.99% of the outstanding shares of Common Stock on such date.

The foregoing descriptions of the forms of the A-Note, B-Note and C-Note do not purport to be complete and are qualified in their entirety by reference to such documents, which are attached hereto as Exhibits 4.1, 4.2 and 4.3 respectively, and incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Form of $500,000 Convertible Promissory Note (A-Note), issued by Advaxis, Inc. to JMJ Financial and related ancillary documents.

4.2	Form of $800,000 Convertible Promissory Note (B-Note), issued by Advaxis, Inc. to JMJ Financial and related ancillary documents.

4.3	Form of $800,000 Secured and Collateralized Promissory Note (C-Note), issued by JMJ Financial to Advaxis, Inc. and related ancillary documents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2011	Advaxis, Inc.

	By:	/S/ Mark J. Rosenblum
Mark J. Rosenblum
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Document Description

4.1	Form of $500,000 Convertible Promissory Note (A-Note), issued by Advaxis, Inc. to JMJ Financial and related ancillary documents.

4.2	Form of $800,000 Convertible Promissory Note (B-Note), issued by Advaxis, Inc. to JMJ Financial and related ancillary documents.

4.3	Form of $800,000 Secured and Collateralized Promissory Note (C-Note), issued by JMJ Financial to Advaxis, Inc. and related ancillary documents.

Exhibit 4.1

FORM OF
CONVERTIBLE PROMISSORY NOTE
$500,000 PLUS INTEREST DUE & PAYABLE
DOCUMENT A-0420201 1

THIS NOTE AND THE SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR APPLICABLE EXEMPTION OR SAFE HARBOR PROVISION.

FOR VALUE RECEIVED, on the Effective Date, as defined below on the signature page, Advaxis, Inc. as Obligor ("Borrower,” or “Obligor”), hereby promises to pay to the Lender (“Lender” or “ Holder”), as defined below on the signature page, the Principal Sum, as defined below, along with the Interest Rate, as defined below, according to the terms herein.

The "Lender" shall be:	JMJ Financial / Its Principal, or Its Assignees
The "Principal Sum" shall be:	$500,000 (five hundred thousand US Dollars) Subject to the following: accrued, unpaid interest shall be added to the Principal Sum.
The “Consideration” shall be:	$500,000 (five hundred thousand US dollars) in the form of cash payment by wire or check as set forth in the attached funding schedule.
The "Interest Rate" shall be:
8% one-time interest charge on the Principal Sum. No
interest or principal payments are required until the Maturity Date, but both principal and interest may be included in conversion prior to maturity date.

The "Conversion Price" shall be the following price:
As applied to the Conversion Formula set forth in 2.2, 80% (eighty percent) of the average of the two lowest trade prices in the 20 trading days previous to the conversion; as applies to Advaxis, Inc. voting common stock.

The "Maturity Date" is the date upon which the Principal Sum of this Note, as well as any unpaid interest shall be due and payable, and that date shall be:	3 (three) years from the Effective Date, as defined below on the signature page.
The “Prepayment Terms” shall be:	Prepayment is not permitted within the first 12 months of the execution of this agreement.
The “Conversion Floor” shall be:	$0.15, as set forth below in Section 2.8.
The “Conversion Amount” shall be:	The dollar amount of the Note converted at the time of conversion.

ARTICLE 1 PAYMENT-RELATED PROVISIONS

1.1 Interest Rate. Subject to the Holder's right to convert, interest payable on this Note will accrue interest at the Interest Rate and shall be applied to the Principal Sum.

ARTICLE 2 CONVERSION RIGHTS

The Holder will have the right to convert the Principal Sum and accrued interest under this Note into Shares of the Borrower's Common Stock as set forth below.

2.1 Conversion Rights and Cashless Exercise. Subject to the terms set forth in Section 2.7, the Holder will have the right at its election from and after 180 days from the Effective Date, and then at any time, to convert all or part of the outstanding and unpaid Principal Sum and accrued interest into shares of fully paid and nonassessable shares of common stock of Advaxis, Inc.(as such stock exists on the date of issuance of this Note, or any shares of capital stock of Advaxis, Inc. into which such stock is hereafter changed or reclassified, the "Common Stock") as per the Conversion Formula set forth in Section 2.2. Any such conversion shall be cashless, and shall not require further payment from Holder. Unless otherwise agreed in writing by both the Borrower and the Holder, at no time will the Holder convert any amount of the Note into common stock that would result in the Holder owning more than 4.99% of the common stock outstanding of Advaxis, Inc. Shares from any such conversion will be delivered to Holder by 2:30pm EST within 2 (two) business days of conversion notice delivery (see 3.1) by “DWAC/FAST” electronic transfer (see “Share Delivery” attachment).

2.2. Conversion Formula. The number of shares issued through conversion is the conversion amount divided by the conversion price.

# Shares = Conversion Amount
Conversion Price

2.3. This section 2.3 intentionally left blank.

2.4. This section 2.4 intentionally left blank.

2.5 Reservation of Shares. As of the issuance date of this Note and for the remaining period during which the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The Borrower agrees that its issuance of this Note constitutes full authority to its officers, agents and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

2.6. Delivery of Conversion Shares. Shares from any such conversion will be delivered to Holder by 2:30pm EST within 2 (two) business days of conversion notice delivery (see 3.1) by “DWAC/FAST” electronic transfer (see “Share Delivery” attachment). If those shares are not delivered in accordance with this timeframe stated in this Section 2.6, at any time for any reason prior to offering those shares for sale in a private transaction or in the public market through its broker, Holder may rescind that particular conversion to have the conversion amount returned to the note balance with the conversion shares returned to the Borrower. The Company will make its best efforts to deliver shares to Holder same day / next day.

2.6.1. Conversion Delay Penalties. Holder may assess penalties or liquidated damages (both referred to herein as “penalties”) as follows.

2.6.1 .A. For each conversion, Borrower agrees to deliver share issuance instructions to its transfer agent same day or next day. In the event that the share issuance instructions are not delivered to the Borrower’s transfer agent by the next day, a penalty of $2,000 per day will be assessed for each day until share issuance instructions are delivered to the transfer agent ($2,000 per day inclusive of the day of the conversion); and such penalty will be added to the principal balance of the Note (under Holder and Borrower’s expectation that any penalty amounts will tack back to the original date of the note).

2.6.1 .B. For each conversion, in the event that shares are not delivered by the third business day (inclusive of the day of the conversion), a penalty of $2,000 per day will be assessed for each day after the third business day (inclusive of the day of the conversion) until share delivery is made; and such penalty will be added to the principal balance of the Note (under Holder and Borrower’s expectation that any penalty amounts will tack back to the original date of the note). Borrower will not be subjected to any penalties once its transfer agent processes the shares to the DWAC system.

2.7. This section 2.7 intentionally left blank.

2.8. Conversion Price Adjustment. If the Conversion Price on the date that the Holder elects to convert all or part of the outstanding and unpaid Principal sum and accrued interest of the Note pursuant to Section 2.1 is below the price which would otherwise trigger any anti- dilution, price-reset or similar provision in any outstanding option, warrant or other derivative security of the Borrower, then the parties will agree to an adjusted Conversion Price with respect to such conversion such that no anti-dilution, price-reset or similar provision in any outstanding option, warrant or other derivative security of the Borrower would be triggered.

ARTICLE 3 MISCELLANEOUS

3.1. Notices. Any notice required or permitted hereunder must be in writing and either personally served, sent by facsimile or email transmission, or sent by overnight courier. Notices will be deemed effectively delivered at the time of transmission if by facsimile or email, and if by overnight courier the business day after such notice is deposited with the courier service for delivery.

3.2. Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, means this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

3.3. Assignability. This Note will be binding upon the Borrower and its successors and permitted assigns, and will inure to the benefit of the Holder and its successors and permitted assigns, and may be assigned by the Holder.

3.4. Governing Law. This Note will be governed by, and construed and enforced in accordance, with the laws of the State of Florida, without regard to the conflict of laws principles thereof. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Florida or in the federal courts located in Miami-Dade County, in the State of Florida. Both parties and the individuals signing this Agreement agree to submit to the jurisdiction of such courts.

3.5. Delivery of Process By Holder To Borrower. In the event of any action or proceeding by Holder against Borrower, and only by Holder against Borrower, service of copies of summons and/or complaint and/or any other process which may be served in any such action or proceeding may be made by Holder via U.S. Mail, overnight delivery service such as FedEx or UPS, email, fax, or process server, or by mailing or otherwise delivering a copy of such process to the Borrower at its last known address or to its last known attorney as set forth in its most recent SEC filing.

3.6. Maximum Payments. Nothing contained herein may be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum will be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

3.7. Attorney Fees. In the event any attorney is employed by either party to this Note with regard to any legal or equitable action, arbitration or other proceeding brought by such party for the enforcement of this Note or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Note, the prevailing party in such proceeding will be entitled to recover from the other party reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which the prevailing party may be entitled.

3.8. No Public Announcement. Except as required by securities law, no public announcement may be made regarding this Note, payments, or conversions without written permission by both Borrower and Holder.

3.9. Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Holder has the right to have any such opinion provided by its counsel. Holder also has the right to have any such opinion provided by Borrower’s counsel.

3.10. Director’s Resolution. Once effective, Borrower will execute and deliver to Holder a copy of a Board of Director’s resolution resolving that this note is validly issued, paid, and effective.

3.11. No Shorting. Holder agrees that so long as any Notes from Borrower to Holder remain outstanding, Holder or any affiliate of Holder will not enter into or effect any “short sales” of the common stock or hedging transaction which establishes a net short position with respect to the common stock of Advaxis, Inc. Borrower acknowledges and agrees that upon submission of conversion notice as set forth in Section 3.1 (up to the amount of cash paid in under the Notes), Holder immediately owns the common shares described in the conversion notice and any sale of those shares issuable under such conversion notice would not be considered short sales.

BORROWER[S]:

Thomas Moore Chairman & CEO Advaxis, Inc.	Mark Rosenblum CFO Advaxis, Inc.

LENDER/HOLDER:

JMJ Financial / Its Principal

EFFECTIVE DATE AS EXECUTED BY LENDER/HOLDER:

NOTARY FOR SIGNATURE BY LENDER/HOLDER:

Additional Default Provisions

These additional default provisions apply to Document A-042020 11 and B-042020 11 a-d:

Default. In the event that (i) the Borrower shall fail to pay any principal under this Note when due and payable (or payable by conversion) hereunder; or (ii) the Borrower shall fail to pay any interest or any other amount under this Note when due and payable (or payable by conversion) hereunder; or (iii) a receiver, trustee or other similar official shall be appointed over the Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; or (iv) the Borrower shall become insolvent or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; or (v) the Borrower shall make a general assignment for the benefit of creditors; or (vi) the Borrower shall file a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); or (vii) an involuntary proceeding shall be commenced or filed against the Borrower; or (viii) the Borrower shall lose its ability to electronically transfer shares by “DWAC/FAST” transfer; or (ix) the Borrower shall lose its status as “DTC Eligible”; or the borrower’s shareholders shall lose the ability to deposit (either electronically or by physical certificates, or otherwise) shares into the DTC System; or (x) the Borrower shall become delinquent in its filing requirements as a fully-reporting issuer registered with the Securities & Exchange Commission; (each event specified in clauses (i) through (x) above, an “Event of Default”); then, in the case of any of the events specified in clauses (i) through (x) above, the outstanding principal amount under this Note, together with accrued and unpaid interest thereon, and all other amounts payable by Borrower under this Note, shall become immediately due and payable without any action on the part of the Lender. Borrower waives demand, presentment, protest, notice of protest, dishonor, notice of dishonor or any other notice of any kind.

BORROWER[S]:

Thomas Moore Chairman & CEO Advaxis, Inc.	Mark Rosenblum CFO Advaxis, Inc.

LENDER/HOLDER:

JMJ Financial / Its Principal

April 28, 2011

Advaxis, Inc.

Re: Document A-0420201 1 and B&C-0420201 1a-d:

1.
By entering into this transaction, the Company agrees to take responsibility and accountability for the conversion terms of the agreements, and to honor the conversion terms as set forth in the agreements.

2.
The Company understands and agrees that with regard to all documents Secured & Collateralized Promissory Note C-0420201 1a-d, any payments that may be made prior to maturity are on a best efforts basis by JMJ, and that JMJ does not guarantee that it will make any payments prior to maturity. Any payments by JMJ prior to maturity are solely at JMJ’s election.

3.	Regarding DWAC electronic transfer of shares:

•
If the Company is currently not able to electronically transfer shares via DWAC, you agree to apply for DWAC electronic transfer within 5 business days of execution of this agreement (at your own expense).

•
You agree that as long as the Company is not able to electronically DWAC shares, that JMJ Financial may, at its election, indefinitely stall or cancel (without penalty or liability) any payments as set forth.

BORROWER[S]:

Thomas Moore Chairman & CEO Advaxis, Inc.	Mark Rosenblum CFO Advaxis, Inc.

LENDER/HOLDER:

JMJ Financial / Its Principal

Exhibit 4.2

FORM OF
CONVERTIBLE PROMISSORY NOTE
$800,000 PLUS INTEREST DUE & PAYABLE
DOCUMENT B-0420201 1 a

THIS NOTE AND THE SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR APPLICABLE EXEMPTION OR SAFE HARBOR PROVISION.

FOR VALUE RECEIVED, on the Effective Date, as defined below on the signature page Advaxis, Inc., as Obligors (each a "Borrower,” or “Obligor”), hereby promises to pay to the Lender (“Lender” or “Holder”), as defined below on the signature page, the Principal Sum, as defined below, along with the Interest Rate, as defined below, according to the terms herein.

The "Lender" shall be:	JMJ Financial / Its Principal, or Its Assignees
The "Principal Sum" shall be:	$800,000 (eight hundred thousand US Dollars): Subject to the following: accrued, unpaid interest shall be added to the Principal Sum.
The “Consideration” shall be:	$800,000 (eight hundred thousand US Dollars) in the form of the Secured & Collateralized Promissory Note Document C-0420201 1a (including Security & Collateral Agreement).
The "Interest Rate" shall be:
8% one-time interest charge on the Principal Sum. No
interest or principal payments are required until the Maturity Date, but both principal and interest may be included in conversion prior to maturity date.

The "Conversion Price" shall be the following price:
As applied to the Conversion Formula set forth in 2.2, 80% (eighty percent) of the average of the two lowest trade prices in the 20 trading days previous to the conversion; as applies to Advaxis, Inc. voting common stock.

The "Maturity Date" is the date upon which the Principal Sum of this Note, as well as any unpaid interest shall be due and payable, and that date shall be:	3 (three) years from the Effective Date, as defined below on the signature page.
The “Prepayment Terms” shall be:	Prepayment is not permitted within the first 12 months of the execution of this agreement.
The “Conversion Floor” shall be:	$0.15, as set forth below in Section 2.8.
The “Conversion Amount” shall be:	The dollar amount of the Note converted at the time of conversion.

ARTICLE 1 PAYMENT-RELATED PROVISIONS

1.1 Interest Rate. Subject to the Holder's right to convert, interest payable on this Note will accrue interest at the Interest Rate and shall be applied to the Principal Sum.

ARTICLE 2 CONVERSION RIGHTS

The Holder will have the right to convert the Principal Sum and accrued interest under this Note into Shares of the Borrower's Common Stock as set forth below.

2.1 Conversion Rights and Cashless Exercise. Subject to the terms set forth in Section 2.7, the Holder will have the right at its election from and after the Effective Date, and then at any time, to convert all or part of the outstanding and unpaid Principal Sum and accrued interest into shares of fully paid and nonassessable shares of common stock of Advaxis, Inc. (as such stock exists on the date of issuance of this Note, or any shares of capital stock of Advaxis, Inc. into which such stock is hereafter changed or reclassified, the "Common Stock") as per the Conversion Formula set forth in Section 2.2. Any such conversion shall be cashless, and shall not require further payment from Holder. Unless otherwise agreed in writing by both the Borrower and the Holder, at no time will the Holder convert any amount of the Note into common stock that would result in the Holder owning more than 4.99% of the common stock outstanding of Advaxis, Inc. Shares from any such conversion will be delivered to Holder by 2:30pm EST within 2 (two) business days of conversion notice delivery (see 3.1) by “DWAC/FAST” electronic transfer (see “Share Delivery” attachment).

2.2. Conversion Formula. The number of shares issued through conversion is the conversion amount divided by the conversion price.

# Shares = Conversion Amount
Conversion Price

2.3. This section 2.3 intentionally left blank.

2.4. This section 2.4 intentionally left blank.

2.5 Reservation of Shares. As of the issuance date of this Note and for the remaining period during which the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The Borrower agrees that its issuance of this Note constitutes full authority to its officers, agents and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

2.6. Delivery of Conversion Shares. Shares from any such conversion will be delivered to Holder by 2:30pm EST within 2 (two) business days of conversion notice delivery (see 3.1) by “DWAC/FAST” electronic transfer (see “Share Delivery” attachment). If those shares are not delivered in accordance with this timeframe stated in this Section 2.6, at any time for any reason prior to offering those shares for sale in a private transaction or in the public market through its broker, Holder may rescind that particular conversion to have the conversion amount returned to the note balance with the conversion shares returned to the Borrower. The Company will make its best efforts to deliver shares to Holder same day / next day.

2.6.1. Conversion Delay Penalties. Holder may assess penalties or liquidated damages (both referred to herein as “penalties”) as follows.

2.6.1 .A. For each conversion, Borrower agrees to deliver share issuance instructions to its transfer agent same day or next day. In the event that the share issuance instructions are not delivered to the Borrower’s transfer agent by the next day, a penalty of $2,000 per day will be assessed for each day until share issuance instructions are delivered to the transfer agent ($2,000 per day inclusive of the day of the conversion); and such penalty will be added to the principal balance of the Note (under Holder and Borrower’s expectation that any penalty amounts will tack back to the original date of the note).

2.6.1.B. For each conversion, in the event that shares are not delivered by the third business day (inclusive of the day of the conversion), a penalty of $2,000 per day will be assessed for each day after the third business day (inclusive of the day of the conversion) until share delivery is made; and such penalty will be added to the principal balance of the Note (under Holder and Borrower’s expectation that any penalty amounts will tack back to the original date of the note). Borrower will not be subjected to any penalties once its transfer agent processes the shares to the DWAC system.

2.7. Discharge By Payment. Conversions under this Convertible Promissory Note Document B-0420201 1a are available only after the Conversion Amount described herein is discharged by payment of equal or greater value from the Secured & Collateralized Promissory Note Document C-0420201 1a by either, at the Holder’s choice, cash payment, or surrender of security/collateral, or other negotiated form of payment mutually agreed to in writing.

2.8. Conversion Price Adjustment. If the Conversion Price on the date that the Holder elects to convert all or part of the outstanding and unpaid Principal sum and accrued interest of the Note pursuant to Section 2.1 is below the price which would otherwise trigger any anti- dilution, price-reset or similar provision in any outstanding option, warrant or other derivative security of the Borrower, then the parties will agree to an adjusted Conversion Price with respect to such conversion such that no anti-dilution, price-reset or similar provision in any outstanding option, warrant or other derivative security of the Borrower would be triggered.

ARTICLE 3 MISCELLANEOUS

3.1. Notices. Any notice required or permitted hereunder must be in writing and either personally served, sent by facsimile or email transmission, or sent by overnight courier. Notices will be deemed effectively delivered at the time of transmission if by facsimile or email, and if by overnight courier the business day after such notice is deposited with the courier service for delivery.

3.2. Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, means this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

3.3. Assignability. This Note will be binding upon the Borrower and its successors and permitted assigns, and will inure to the benefit of the Holder and its successors and permitted assigns, and may be assigned by the Holder.

3.4. Governing Law. This Note will be governed by, and construed and enforced in accordance, with the laws of the State of Florida, without regard to the conflict of laws principles thereof. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Florida or in the federal courts located in Miami-Dade County, in the State of Florida. Both parties and the individuals signing this Agreement agree to submit to the jurisdiction of such courts.

3.5. Delivery of Process By Holder To Borrower. In the event of any action or proceeding by Holder against Borrower, and only by Holder against Borrower, service of copies of summons and/or complaint and/or any other process which may be served in any such action or proceeding may be made by Holder via U.S. Mail, overnight delivery service such as FedEx or UPS, email, fax, or process server, or by mailing or otherwise delivering a copy of such process to the Borrower at its last known address or to its last known attorney as set forth in its most recent SEC filing.

3.6. Maximum Payments. Nothing contained herein may be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum will be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

3.7. Attorney Fees. In the event any attorney is employed by either party to this Note with regard to any legal or equitable action, arbitration or other proceeding brought by such party for the enforcement of this Note or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Note, the prevailing party in such proceeding will be entitled to recover from the other party reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which the prevailing party may be entitled.

3.8. No Public Announcement. Except as required by securities law, no public announcement may be made regarding this Note, payments, or conversions without written permission by both Borrower and Holder.

3.9. Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Holder has the right to have any such opinion provided by its counsel. Holder also has the right to have any such opinion provided by Borrower’s counsel.

3.10. Effective Date. This Note will become effective only upon occurrence of the two following events: execution by both parties, and delivery of valid payment by the Lender in the form of the Secured & Collateralized Promissory Note Document C-0420201 1a (including Security & Collateral Agreement).

3.11. Director’s Resolution. Once effective, Borrower will execute and deliver to Holder a copy of a Board of Director’s resolution resolving that this note is validly issued, paid, and effective.

3.12. No Shorting. Holder agrees that so long as any Notes from Borrower to Holder remain outstanding, Holder or any affiliate of Holder will not enter into or effect any “short sales” of the common stock or hedging transaction which establishes a net short position with respect to the common stock of Advaxis, Inc. Borrower acknowledges and agrees that upon submission of conversion notice as set forth in Section 3.1 (up to the amount of cash paid in under the Notes), Holder immediately owns the common shares described in the conversion notice and any sale of those shares issuable under such conversion notice would not be considered short sales

BORROWER[S]:

Thomas Moore Chairman & CEO Advaxis, Inc.	Mark Rosenblum CFO Advaxis, Inc.

LENDER/HOLDER:

JMJ Financial / Its Principal

EFFECTIVE DATE AS EXECUTED BY LENDER/HOLDER:

NOTARY FOR SIGNATURE BY LENDER/HOLDER:

SAMPLE

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert the Note)

The undersigned hereby elects to convert a portion of the Note issued by Advaxis, Inc. into Shares of Common Stock of Advaxis, Inc. according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:

Conversion Amount:

Conversion Price:

Shares To Be Delivered:

Signature:

Print Name:

Address:

Shares from any such conversion will be delivered to Holder by 2:30pm EST within 2 (two) business days of conversion notice by “DWAC/FAST” electronic transfer in accordance with Section 2.6.

SHARE DELIVERY ATTACHMENT

EXAMPLE

2.6. Delivery of Conversion Shares. Shares from any such conversion will be delivered to Holder by 2:30pm EST within 2 (two) business days of conversion notice delivery (see 3.1) by “DWAC/FAST” electronic transfer (see “Share Delivery” attachment). If those shares are not delivered in accordance with this timeframe stated in this Section 2.6, at any time for any reason prior to offering those shares for sale in a private transaction or in the public market through its broker, Holder may rescind that particular conversion to have the conversion amount returned to the note balance with the conversion shares returned to the Borrower. The Company will make its best efforts to deliver shares to Holder same day / next day.

Example:

Holder delivers conversion notice to Borrower at 5:15pm eastern time on Monday January 1st.

Borrower’s transfer agent must deliver shares to Holder’s broker via “DWAC/FAST” electronic transfer by no later than 10:30am eastern time on Wednesday January 3rd.

Additional Default Provisions

These additional default provisions apply to Document A-042020 11 and B-042020 11 a-d:

Default. In the event that (i) the Borrower shall fail to pay any principal under this Note when due and payable (or payable by conversion) hereunder; or (ii) the Borrower shall fail to pay any interest or any other amount under this Note when due and payable (or payable by conversion) hereunder; or (iii) a receiver, trustee or other similar official shall be appointed over the Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; or (iv) the Borrower shall become insolvent or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; or (v) the Borrower shall make a general assignment for the benefit of creditors; or (vi) the Borrower shall file a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); or (vii) an involuntary proceeding shall be commenced or filed against the Borrower; or (viii) the Borrower shall lose its ability to electronically transfer shares by “DWAC/FAST” transfer; or (ix) the Borrower shall lose its status as “DTC Eligible”; or the borrower’s shareholders shall lose the ability to deposit (either electronically or by physical certificates, or otherwise) shares into the DTC System; or (x) the Borrower shall become delinquent in its filing requirements as a fully-reporting issuer registered with the Securities & Exchange Commission; (each event specified in clauses (i) through (x) above, an “Event of Default”); then, in the case of any of the events specified in clauses (i) through (x) above, the outstanding principal amount under this Note, together with accrued and unpaid interest thereon, and all other amounts payable by Borrower under this Note, shall become immediately due and payable without any action on the part of the Lender. Borrower waives demand, presentment, protest, notice of protest, dishonor, notice of dishonor or any other notice of any kind.

BORROWER[S]:

Thomas Moore Chairman & CEO Advaxis, Inc.	Mark Rosenblum CFO Advaxis, Inc.

LENDER/HOLDER:

JMJ Financial / Its Principal

April 28, 2011

Advaxis, Inc.

Re: Document A-0420201 1 and B&C-0420201 1a-d:

1.
By entering into this transaction, the Company agrees to take responsibility and accountability for the conversion terms of the agreements, and to honor the conversion terms as set forth in the agreements.

2.
The Company understands and agrees that with regard to all documents Secured & Collateralized Promissory Note C-0420201 1a-d, any payments that may be made prior to maturity are on a best efforts basis by JMJ, and that JMJ does not guarantee that it will make any payments prior to maturity. Any payments by JMJ prior to maturity are solely at JMJ’s election.

3.	Regarding DWAC electronic transfer of shares:

•
If the Company is currently not able to electronically transfer shares via DWAC, you agree to apply for DWAC electronic transfer within 5 business days of execution of this agreement (at your own expense).

•
You agree that as long as the Company is not able to electronically DWAC shares, that JMJ Financial may, at its election, indefinitely stall or cancel (without penalty or liability) any payments as set forth.

BORROWER[S]:

Thomas Moore Chairman & CEO Advaxis, Inc.	Mark Rosenblum CFO Advaxis, Inc.

LENDER/HOLDER:

JMJ Financial / Its Principal

Exhibit 4.3

FORM OF
SECURED & COLLATERALIZED PROMISSORY NOTE
$800,000 PLUS INTEREST DUE & PAYABLE
DOCUMENT C-0420201 1 a

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR APPLICABLE EXEMPTION OR SAFE HARBOR PROVISION.

FOR VALUE RECEIVED, on the Effective Date, as defined below, JMJ Financial (the "Borrower,” or “Writer”), hereby promises to pay to the Lender (“Lender” or “ Holder”), as defined below, the Principal Sum, as defined below, along with the Interest Rate, as defined below, according to the terms herein.

The "Holder" shall be:	Advaxis, Inc.
The "Principal Sum" shall be:	$800,000 (eight hundred thousand US Dollars); Subject to the following: accrued, unpaid interest shall be added to the Principal Sum.
The “Consideration” shall be:
$800,000 (eight hundred thousand US dollars) in the form of this $800,000 Secured & Collateralized Promissory Note as memorialized and evidenced by the attached Exhibit A Collateral and Security Agreement.

The "Interest Rate" shall be:	8% one-time interest charge on the Principal Sum. No interest or principal payments are required until the Maturity Date, but both principal and interest may be prepaid prior to maturity date.
The “Recourse” terms shall be:
This is a full recourse Note such that, for example, if the Writer defaults on the payment of this Note, forcing the Holder to foreclose on the security/collateral and there is a deficiency between (1) the outstanding principal and interest amount and (2) the foreclosure liquidation amount; then the Holder has the right to pursue additional claims against the Writer for that deficiency.

The “Collateral” or “Security” shall be:	$800,000 worth of money market fund (or similar equivalent), or $800,000 worth of any other assets, as memorialized and evidenced by the attached Exhibit A Collateral and Security Agreement.
The "Maturity Date" is the date upon which the Principal Sum of this Note, as well as any unpaid interest shall be due and payable, and that date shall be:	Three years from the Effective Date, as defined below on the signature page.
The “Prepayment Terms” shall be:
Prepayment is permitted at any time by payment in the form of any of the following: (1) cash, or (2) other negotiated form of payment mutually agreed to in writing, or (3) by surrender of the Convertible Promissory Note Document B-0420201 1a, or (4) by surrender of the Collateral or Security with which this Promissory Note is secured.

ARTICLE 1 PAYMENT-RELATED PROVISIONS

1.1 Loan Payment Schedule. While no principal or interest payments are required until the Maturity Date, unless otherwise adjusted by Writer with written notice to Holder, or unless otherwise prepaid as set forth above whereby prepayment is permitted at any time by payment of cash, or other mutually agreed and negotiated payment, or by surrender of the Convertible Promissory Note Document B-0420201 1a, or by surrender of the Collateral or Security related hereto; provided that all conversions are honored as set forth under Convertible Promissory Note Document B-0420201 1a and provided that Rule 144 is available to remove the restrictive legend from those shares obtained in those conversions and such that the shares effectively become immediately freely tradable, Writer will make best efforts to make payments in total monthly amounts of $250,000 beginning 210 days from the execution of this agreement. Writer reserves the right to (1) make payments prior to 210 days from the execution of this agreement, and (2) to make payments in monthly amounts in excess of $250,000, and (3) to adjust this payment schedule and payment amounts with written notice to Holder. Please note: The $250,000 figure is based on recent liquidity, and is subject to change based on change in liquidity. For purposes of this Agreement, “monthly” shall be defined as approximately every 30 (thirty) days.

1.2 Interest Rate. Interest payable on this Note will accrue interest at the Interest Rate and shall be applied to the Principal Sum.

1.3 Application of Payment. Unless otherwise specified in writing by Writer, all payments made on this Note will be first applied to the Principal Sum.

ARTICLE 2 MISCELLANEOUS

2.1. Notices. Any notice required or permitted hereunder must be in writing and be either personally served, sent by facsimile or email transmission, or sent by overnight courier. Notices will be deemed effectively delivered at the time of transmission if by facsimile or email, and if by overnight courier the business day after such notice is deposited with the courier service for delivery.

2.2. Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, means this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

2.3. Assignability. This Note will be binding upon the Writer and its successors and permitted assigns, and will inure to the benefit of the Holder and its successors and permitted assigns, and may be assigned by the Holder only with written consent by Writer.

2.4. Governing Law. This Agreement will be governed by, and construed and enforced in accordance, with the laws of the State of Florida, without regard to the conflict of laws principles thereof. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Florida or in the federal courts located in Miami-Dade County, in the State of Florida. Both parties and the individuals signing this Agreement agree to submit to the jurisdiction of such courts.

2.5. Maximum Payments. Nothing contained herein may be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum will be credited against amounts owed by the Borrower to the Holder and thus refunded to the Writer.

2.6. Attorney Fees. In the event any attorney is employed by either party to this Note with regard to any legal or equitable action, arbitration or other proceeding brought by such party for the enforcement of this Note or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Note, the prevailing party in such proceeding will be entitled to recover from the other party reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which the prevailing party may be entitled.

2.7. No Public Announcement. Except as required by securities law, no public announcement may be made regarding this Note, payments, or conversions without written permission by both Writer and Holder.

2.8. Transfer, Pledge, Sale, Collateral, Offer. Holder may not transfer, pledge, sell, use as collateral, offer, or hypothecate this Note to any third party without written approval from Writer.

2.9. Effective Date. This Note will become effective only upon occurrence of the two following events: Execution by both parties, delivery of Document B-04202011a by the Writer.

HOLDER:

Thomas Moore Chairman & CEO Advaxis, Inc.	Mark Rosenblum CFO Advaxis, Inc.

WRITER:

JMJ Financial / Its Principal

EFFECTIVE DATE AS EXECUTED BY WRITER: NOTARY FOR SIGNATURE BY WRITER:

EXHIBIT A

COLLATERAL & SECURITY AGREEMENT

1. Security Interest. Writer hereby grants to Holder a security interest in the following described property (“Security” or “Collateral” or “Security Interest”):

$800,000 worth of money market fund (or similar equivalent), or $800,000 worth of any other assets

This Collateral and security interest will secure the payment and performance of the Writer’s Secured & Collateralized Promissory Note Document C-0420201 1a in the amount of $800,000 (eight hundred thousand US Dollars).

2. Warranties and Covenants of Writer. Writer makes the following warranties and covenants to Holder:

(A)       Writer is the sole owner of the Collateral free from any lien, security interest, or encumbrance, and Writer will defend the Collateral against all claims and demands of all parties at any time claiming interest therein.

(B)       This Collateral has not been pledged, assigned, or hypothecated for any other purpose, and no financing statement is on file in any local, state, or federal institution, bureau, government, or public office.

(C)       While the principal and interest balance of the Secured & Collateralized Promissory Note Document C-0420201 1a remains outstanding, Writer will not transfer, sell, offer to sell, assign, pledge, liquidate, spend, or otherwise transfer to any party an amount of the Collateral equal to or greater than the outstanding balance of the Secured & Collateralized Promissory Note Document C-0420201 1a.

(D)       Writer will pay promptly when due all taxes, expenses, and assessments upon the Collateral.

3. Perfection. Holder has the right, upon its election, to perfect the Collateral and security and this Collateral and Security Agreement by filing a financing statement or like instrument with its proper local, state, or federal institution, bureau, government, or public office. Holder is encouraged to perfect this instrument, and Writer will reasonably assist in Holder’s doing so.

4. Remedies Upon Default. In the event of Writer’s default on the Secured & Collateralized Promissory Note Document C-0420201 1a, Holder may declare all obligations secured hereby immediately due and payable and shall have the remedies of a secured party, including without limitation the right to take immediate and exclusive possession of the Collateral or any part thereof, or to obtain a court order to do so; and the Writer must surrender the security and Collateral to the Holder within 5 (five) business days of receiving written notice that Holder is taking possession of the Collateral as remedy of default.

5. Normal Course of Business. Provided that no default has occurred on the Secured & Collateralized Promissory Note Document C-0420201 1a, Writer will use and possess the Collateral in the normal course of business. Further, Writer may liquidate, transfer, or exchange the Collateral into another viable investment vehicle with equal or greater value, including but not limited to bonds, money market funds, mutual funds, other stocks, or private placement convertible promissory notes or other investment vehicles. However, any liquidation, transfer, or exchange into another viable investment vehicle will not affect Holder’s security, rights, or claims to the underlying Collateral. At any time upon Holder’s request, Writer will promptly provide update on the investment vehicle placement of this Collateral.

6.     Termination of Security. At the time of prepayment or payoff of the Secured & Collateralized Promissory Note Document C-0420201 1a to Holder by Writer, Holder’s security interest in this Collateral shall automatically terminate. In the event that the Collateral and security interest were perfected by Holder as set forth in Section 3, upon termination of security as set forth in this section 6, the Holder will withdraw any and all perfection instruments on the collateral and security within 5 (five) business days.

7.     Governing Law. This Agreement will be governed by, and construed and enforced in accordance, with the laws of the State of Florida, without regard to the conflict of laws principles thereof. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Florida or in the federal courts located in Miami-Dade County, in the State of Florida. Both parties and the individuals signing this Agreement agree to submit to the jurisdiction of such courts.

8.     No Public Announcement. No public announcement may be made regarding this Collateral & Security Agreement without written permission by both Writer and Holder. In the event that any securities law requires this document to be filed publicly, all information regarding description of the Collateral that is considered personal financial information shall be struck out with <<<CONFIDENTIAL>>> and listed as follows:

$800,000 worth of <<<CONFIDENTIAL>>> money market fund (or similar equivalent), or $800,000 worth of any other assets

9.     Effective Date. This agreement will become effective as set forth in Section 2.9 of Secured & Collateralized Promissory Note Document C-04202011a.

HOLDER:

Thomas Moore Chairman & CEO Advaxis, Inc.	Mark Rosenblum CFO Advaxis, Inc.

WRITER:

JMJ Financial / Its Principal

EFFECTIVE DATE AS EXECUTED BY WRITER: NOTARY FOR SIGNATURE BY WRITER:

April 28, 2011

Advaxis, Inc.

Re: Document A-0420201 1 and B&C-0420201 1a-d:

1.
By entering into this transaction, the Company agrees to take responsibility and accountability for the conversion terms of the agreements, and to honor the conversion terms as set forth in the agreements.

2.
The Company understands and agrees that with regard to all documents Secured & Collateralized Promissory Note C-0420201 1a-d, any payments that may be made prior to maturity are on a best efforts basis by JMJ, and that JMJ does not guarantee that it will make any payments prior to maturity. Any payments by JMJ prior to maturity are solely at JMJ’s election.

3.	Regarding DWAC electronic transfer of shares:

•
If the Company is currently not able to electronically transfer shares via DWAC, you agree to apply for DWAC electronic transfer within 5 business days of execution of this agreement (at your own expense).

•
You agree that as long as the Company is not able to electronically DWAC shares, that JMJ Financial may, at its election, indefinitely stall or cancel (without penalty or liability) any payments as set forth.

BORROWER[S]:

Thomas Moore Chairman & CEO Advaxis, Inc.	Mark Rosenblum CFO Advaxis, Inc.

LENDER/HOLDER:

JMJ Financial / Its Principal

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2011

ADVAXIS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

00028489	02-0563870
(Commission File Number)	(IRS Employer Identification Number)

305 College Road East
Princeton, New Jersey 08540
(Address of principal executive offices)

Registrant’s telephone number, including area code: (609) 452-9813

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective May 9, 2011, Advaxis, Inc. (the “Company”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with certain accredited investors (collectively, the “Investors”), whereby the Investors will acquire approximately $7.0 million of convertible promissory notes of the Company (the “Notes”) for an aggregate purchase price of approximately $6.0 million in a private placement (the “Offering”). The Notes will be issued with an original issue discount of 15%. Each Investor will pay $0.85 for each $1.00 of principal amount of Notes purchased at the closing of the Offering. The Notes are convertible into shares of the Company’s common stock, $0.001 par value (the “Common Stock”), at a per share conversion price equal to $0.15, all as more particularly described below and in the form of Note attached hereto as Exhibit 4.1. Additionally, each Investor will receive a warrant to purchase such number of shares of Common Stock equal to 50% of such number of shares of Common Stock issuable upon conversion of the Note (the “Warrants”) at an exercise price of $0.15 per share, as more particularly described below and in the form of Warrant attached hereto as Exhibit 4.2. The Company anticipates the closing of the Offering to occur on or about May 12, 2011, subject to customary closing conditions.

The Notes mature on the first anniversary of the closing date of the Offering (the “Maturity Date”), which is anticipated to be on or about May 12, 2012. The Company may redeem the Notes under certain circumstances. The Warrants are exercisable at any time on or before the third anniversary of the issue date of the Warrants. The Warrants may be exercised on a cashless basis under certain circumstances.

To the extent an Investor does not elect to convert its Notes as described above, the principal amount of the Notes not so converted shall be payable in cash on the Maturity Date.

The Note may be converted by the Investors in whole or in part.  However, except as otherwise provided in the Notes, only 85% of the initial principal amount of each Note is convertible at any time after issuance and the remainder is convertible at maturity.  The Notes and Warrants include a limitation on conversion or exercise, which provides that at no time will an Investor be entitled to convert any portion of the Notes or exercise any number of Warrants, that would result in the beneficial ownership by the Investor and its affiliates of more than, at the election of each Investor, either 4.99% or 9.99% of the outstanding shares of Common Stock on such date.

In connection with the Offering, the Company entered into a Registration Rights Agreement, dated as of May 9, 2011 (the “Registration Rights Agreement”) with the Investors, in the form attached hereto as Exhibit 10.2.  Pursuant to the Registration Rights Agreement, the Company has agreed with the Investors to provide certain rights to register under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Common Stock issuable upon any conversion of the Notes and the exercise of the Warrants, and agreed to file a registration statement under the Securities Act within 45 days of the closing of the Offering to register the offering of the shares of Common Stock issuable upon conversion of the Notes and the exercise of the Warrants.

The Company intends to use the proceeds from the Offering for among other things, (i) costs and expenses relating to the Company’s clinical trials, (ii) costs and expenses relating to the Offering, (iii) costs and expenses relating to obtaining one or more follow-on financings and (iv) general working capital purposes.

The Notes and Warrants were offered and sold to “accredited investors” (as defined in section 501(a) of Regulation D) pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.  The shares to be issued upon conversion of the Notes and exercise of the Warrants have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.

Rodman & Renshaw, LLC (“Rodman”), a subsidiary of Rodman & Renshaw Capital Group, Inc. (NASDAQ:RODM) acted as the exclusive placement agent in connection with the Offering and the Company agreed to pay to Rodman a cash placement fee equal to 6% of the aggregate purchase price paid by Investors in the Offering. In addition, Rodman shall receive warrants to purchase a number of shares of Common Stock equal to 4% of the shares of Common Stock issuable upon conversion of the Notes that will be sold to the Investors, which warrants shall be exercisable at $0.15 per share.

The foregoing descriptions of the forms of the Notes, Warrants, Note Purchase Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to such documents, which are attached hereto as Exhibits 4.1, 4.2, 10.1 and 10.2 respectively, and incorporated herein by this reference.

Item 2.03. Creation of a Direct Financial Obligation for an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is hereby incorporated by reference to this Item 2.03.

Item 3.02. Unregistered Sales of Securities.

The information provided in Item 1.01 is hereby incorporated by reference to this Item 3.02.

Item 8.01 Other Events.

On May 9, 2011, the Company issued a press release regarding the Offering.  A copy of the press release is attached hereto as Exhibit 99.1, which is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  The information in Exhibit 99.1 shall not be incorporated by reference into any filing under the Securities Exchange Act of 1934 or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Form of Convertible Promissory Note.

4.2	Form of Common Stock Purchase Warrant.

10.1	Form of Note Purchase Agreement, dated as of May 9, 2011, by and between Advaxis, Inc. and each investor identified on the signature pages thereto.

10.2	Form of Registration Rights Agreement, dated as of May 9, 2011, by and between Advaxis, Inc. and each of the several investors signatory thereto.

99.1	Press Release of Advaxis, Inc., dated as of May 9, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2011	Advaxis, Inc.

	By:	/s/ Mark J. Rosenblum
Mark J. Rosenblum
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Document Description

4.1	Form of Convertible Promissory Note.

4.2	Form of Common Stock Purchase Warrant.

10.1	Form of Note Purchase Agreement, dated as of May 9, 2011, by and between Advaxis, Inc. and each investor identified on the signature pages thereto.

10.2	Form of Registration Rights Agreement, dated as of May 9, 2011, by and between Advaxis, Inc. and each of the several investors signatory thereto.

99.1	Press Release of Advaxis, Inc., dated as of May 9, 2011.

Exhibit 4.1

NEITHER, THE ISSUANCE AND SALE OF THE SECURITIES, REPRESENTED BY THIS CERTIFICATE, NOR, THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (i) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM GENERALLY ACCEPTABLE TO THE COMPANY’S LEGAL COUNSEL, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (ii) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”).  PURSUANT TO TREASURY REGULATION §1.1275-3(b)(1), THOMAS A. MOORE, A REPRESENTATIVE OF THE BORROWER HEREOF WILL, BEGINNING TEN (10) DAYS AFTER THE ISSUE DATE OF THIS NOTE, PROMPTLY MAKE AVAILABLE TO THE HOLDER UPON REQUEST THE INFORMATION DESCRIBED IN TREASURY REGULATION §1.1275-3(b)(1)(i).  THOMAS A. MOORE MAY BE REACHED AT TELEPHONE NUMBER (609) 452 9813.

Principal Amount:	___________
Purchase Price:	___________
Issue Date:	May __, 2011
Maturity Date:	___________1

FORM OF CONVERTIBLE PROMISSORY NOTE
 – SERIES C, TRANCHE 6 –

FOR VALUE RECEIVED, ADVAXIS, INC., a Delaware corporation (hereinafter called “Borrower” or the “Company”), hereby promises to pay to __________ (the “Holder”) or order, without demand, the aggregate principal amount of _______________ (______) (the “Principal Amount”), payable on ________________2 (the “Maturity Date”).

1  Insert ______ month anniversary of the Closing Date

This Series C, Tranche 6 Note (“Note”) is one of a series of notes (the “Notes”) issued pursuant to the terms of a Note Purchase Agreement (the “Purchase Agreement”), by and between the Borrower, the initial Holder and certain other investors signatory thereto (including the initial Holder), dated as of the Issue Date.  Unless otherwise separately defined herein, all capitalized terms used in Note shall have the same meaning as is set forth in the Purchase Agreement.  Unless otherwise separately defined herein, all capitalized terms used in Note shall have the same meaning as is set forth in the Purchase Agreement.  The following terms shall apply to Note:

ARTICLE I
GENERAL PROVISIONS
1.1           Conversion Privileges.  The conversion privileges set forth in Article II shall remain in full force and effect immediately from the date hereof and until Note is paid in full regardless of the occurrence of an Event of Default but subject to Article II.  The Principal Amount of Note, or such portion thereof, that has not previously been converted into common stock, $0.001 par value, of the Company (the “Common Stock”) in accordance with Article II hereof, if any, shall be payable in full on the Maturity Date.

1.2           Borrower May Have Senior Indebtedness Outstanding; Notes are Subordinate to Senior Indebtedness .  The Borrower currently has secured indebtedness outstanding that is senior in right of payment with the indebtedness evidenced by this Note (the “Senior Indebtedness”).  The Holder expressly acknowledges that the indebtedness represented by Note is expressly subordinate to the Senior Indebtedness.

1.3           Interest.  There shall be no periodic payments of interest on this Note.

ARTICLE II
CONVERSION RIGHTS
The Holder shall have the right to convert the Principal Amount of this Note into shares of the Borrower’s Common Stock as set forth below.

2  Insert ____  month anniversary of the Closing Date

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2.1           Conversion into the Borrower’s Common Stock

(a)           Conversion Price.  The conversion price in effect on any date of conversion shall be equal to $0.15, subject to adjustment herein (the “Conversion Price”).

(b)           Conversion.  The Holder shall have the option, but shall not be required, to convert all or a portion of the Note into a number of fully paid and non-assessable shares of Common Stock (the “Conversion Shares”).  The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding Principal Amount of this Note to be converted by (y) the Conversion Price.

(c)           Mechanics of Conversion.  As a condition to effecting the conversion set forth in Section 2.1(b) above, the Holder shall properly complete and deliver to the Company a Notice of Conversion, a form of which is annexed hereto as Exhibit A (the “Notice of Conversion”), which notice must be received by the Company at least one (1) Trading Day prior to the Maturity Date.  The Notice of Conversion shall set forth the Principal Amount of this Note to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”); provided, however, that the Holder may not deliver to the Company a Notice of Conversion for more than eighty-five percent (85%) of the Principal Amount of this Note as of the Issue Date of this Note prior to the Maturity Date (or such greater amount of the Principal Amount prior to the Maturity Date, as determined by the Company in its reasonable discretion, as would not as of such date of determination cause the Company to be required to issue any additional shares of Common Stock to any holder of securities of the Company as of the time immediately prior to the Issue Date (each, an “Existing Securityholder”) or result in a reduction of the conversion price or exercise price of any outstanding Convertible Security or Option, as applicable, in each case held by an Existing Securityholder as of the time immediately prior to the Issue Date).  If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder.  Upon timely delivery to the Borrower of the Notice of Conversion, certificates evidencing that number of shares of Common Stock for the portion of the Note converted in accordance herewith shall be transmitted by the Company’s transfer agent to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit / Withdrawal at Custodian system if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Conversion Shares to, or resale of the Conversion Shares by, the Holder or (B) the shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery to the address specified by the Holder in the Notice of Conversion by the date that is three (3) Trading Days after the Conversion Date (such third day being the “Share Delivery Date”).

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(d)           Obligation to Deliver Conversion Shares Absolute; Certain Remedies.

(i)           Obligation Absolute.  The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder.  In the absence of such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion.

(ii)           Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion.  In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates by the Share Delivery Date pursuant to Section 2.1(c), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Note in a Principal Amount equal to the Principal Amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 2.1(c) (the “Buy-In Liquidated Damages”).  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000.  The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.

(iii)           Rescission.  If, in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return to the Company the Common Stock certificates issued to such Holder pursuant to the rescinded Conversion Notice.

(e)           Adjustment.  The number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1(b), shall be subject to adjustment, from time to time, upon the happening of certain events while this conversion right remains outstanding, as follows:

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(i)           Fundamental Transaction. If, at any time while this Note is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 2.3 on the conversion of this Note), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2.3 on the conversion of this Note).  For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction.  The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 2(e)(i) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Note, deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Note (without regard to any limitations on the conversion of this Note) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

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(ii)           Stock Dividends and Stock Splits.  If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, the Notes), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re classification.

(f)           Notice of Adjustment.  Upon the occurrence of an event specified in Section 2.1(e), the Borrower shall promptly mail to the Holder a notice setting forth the adjustment and setting forth a statement of the facts requiring such adjustment, provided that any additional notice requirements set forth in Section 2.1(e)(i) shall also be applicable.

(g)           Reservation of Shares.  At such time when necessary, Borrower:

(i)           will reserve from its authorized and unissued Common Stock a sufficient amount of Common Stock to permit the full conversion of Note;

(ii)          represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable; and

(iii)         agrees that its issuance of Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of Note.

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2.2           Method of Conversion.  Note may be converted by the Holder, in whole or in part, as described in Section 2.1(a) hereof and the Purchase Agreement.  Upon partial conversion of Note, a new Note containing the same date and provisions of Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of Note and interest which shall not have been converted or paid.

2.3           Limitations on Conversion.  Notwithstanding anything to the contrary contained in this Note, this Note shall not be convertible by the Holder hereof, and the Company shall not effect any conversion of this Note or otherwise issue any shares of Common Stock pursuant hereto, to the extent (but only to the extent) that the Holder or any of its affiliates would beneficially own in excess of [4.99][9.99]3% (the “Maximum Percentage”) of the Common Stock. To the extent the above limitation applies, the determination of whether this Note shall be convertible (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to convert this Note, or to issue shares of Common Stock, pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. For purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Securities Act of 1934, as amended, and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Note. The holders of Common Stock shall be third party beneficiaries of this paragraph and the Company may not waive this paragraph without the consent of holders of a majority of its Common Stock. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two (2) Trading Days confirm orally to the Holder and, if requested, in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Note or securities issued pursuant to the Purchase Agreement.

3 NTD: To be elected by each investor.

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ARTICLE III
EVENT OF DEFAULT

The occurrence of any of the following events of default (“Event of Default”) shall, at the option of the Holder hereof, make the outstanding Principal Amount plus all other amounts payable under this Note immediately due and payable in cash at the Mandatory Default Amount (as defined below), upon demand:

3.1           Failure to Pay.  The Borrower fails to pay the Principal Amount or other sum due under Note when due.

3.2           Breach of Covenant.  The Borrower breaches any material covenant of the Purchase Agreement or Note in any material respect and such breach, if subject to cure, continues for a period of FIFTEEN (15) Trading Days after written notice to the Borrower from the Holder.

3.3           Breach of Representations and Warranties.  Any material representation or warranty of the Borrower made, in the Purchase Agreement or in any certificate delivered pursuant to the Purchase Agreement, said statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading in any material respect as of the date made and the Closing Date.

3.4           Receiver or Trustee.  The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

3.5           Judgments.  Any money judgment, writ or similar final process shall be entered or filed against Borrower or any of its property or other assets for more than ONE MILLION DOLLARS ($1,000,000.00) and shall remain unvacated, unbonded or unstayed for a period of FORTY-FIVE (45) days.

3.6           Bankruptcy.  Bankruptcy, reorganization, insolvency proceeding, liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower and if instituted against them are not dismissed within FORTY-FIVE (45) Trading Days of initiation.

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3.7           Non-Payment.  A default by the Borrower under any one or more obligations in an aggregate monetary amount in excess of ONE MILLION DOLLARS ($1,000,000.00) for more than TWENTY (20) Trading Days after notice to the Borrower from the Holder, unless the Borrower is contesting the validity of such obligation in good faith and has segregated cash funds equal to not less than one-half of the contested amount.

3.8           Failure to Deliver Common Stock or Replacement Note.  Borrower’s failure to deliver Common Stock to the Holder pursuant to and in the form required by Note within TEN (10) Trading Days after the applicable Conversion Date.

3.9           Reservation Default.  Failure by the Borrower to have reserved for issuance upon conversion of this Note the amount of Common stock as set forth in this Note for more than NINETY (90) days after notice to the Borrower from the Holder.

3.10           Optimus Transaction.  The Borrower consummates an Optimus Transaction at any time any Notes remain outstanding, except in compliance with Section 4.1(g) below.

Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Note to or as directed by the Company.  In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.  For purposes of this Article III, “Mandatory Default Amount” means the sum of (a) the greater of (i) the outstanding Principal Amount of this Note, divided by the Conversion Price on the date the Mandatory Default Amount is either (A) demanded (if demand or notice is required to create an Event of Default) or otherwise due or (B) paid in full, whichever has a lower Conversion Price, multiplied by the VWAP on the date the Mandatory Default Amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) 100% of the outstanding principal amount of this Note, and (b) all other amounts, costs, expenses and liquidated damages due in respect of this Note.

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ARTICLE IV
NEGATIVE COVENANTS

4.1           Negative Covenants.  As long as any portion of this Note remains outstanding, unless the holders of at least 51% in principal amount of the then outstanding Notes shall have otherwise given prior written consent, the Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

(a)           other than Permitted Indebtedness (as defined below), enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(b)           other than Permitted Liens (as defined below), enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(c)           amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

(d)           repay, repurchase or offer to repay, repurchase or otherwise acquire for cash more than a de minimis number of shares of its Common Stock or Common Stock Equivalents (except to the extent permitted by 4.1(e) below) other than repurchases of Common Stock or Common Stock Equivalents (except to the extent permitted by 4.1(e) below) of departing officers and directors of the Company or in connection with any Optimus Transaction, provided that such repurchases shall not exceed an aggregate of $150,000 during the term of this Note;

(e)           repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness for cash prior to maturity thereof, other than this Note and the other Notes;

(f)           pay cash dividends or distributions on any equity securities of the Company;

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(g)           issue any securities in any Optimus Transaction (other than the exercise or conversion of Convertible Securities or Options outstanding as of the Issue Date), except to the extent the net proceeds of such issuance are used to pay the redemption price of any Optional Redemption (as defined below) of this Note and/or any corresponding optional redemption provision in any other Notes;

(h)           other than Excluded Securities (as defined in the Purchase Agreement), the Company shall not issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any Common Stock or Common Stock Equivalents, for an effective price less than $0.13 (subject to adjustment for forward and reverse stock splits, recapitalizations and the like) (for purposes of clarification, this Section 4.1(h) would not prohibit the Company from undertaking another transaction on prices, terms and conditions (other than conversion prices of Notes and exercise prices of Warrants of no less than $0.13 per share), either identical to or no less burdensome on the Company than the transactions contemplated under the Purchase Agreement) unless (i) such issuance results in net proceeds at least equal to the aggregate principal amount of the Notes then outstanding and (ii) the Company irrevocably offers to the Holder, upon at least three (3) Trading Days’ prior written notice, the right, in the Holder’s sole discretion, to be repaid directly out of the closing net proceeds of such issuance the up to the entire principal amount of this Note then outstanding, as elected by the Holder, in its sole discretion,  or

(i)           enter into any agreement with respect to any of the foregoing.

4.2           Definitions.  For the purpose of this Note, the following definitions shall apply:

(a)           “Permitted Indebtedness” means (i) the Indebtedness evidenced by the Notes, (ii) the Indebtedness existing on the Issue Date and set forth on Schedule 5.19 attached to the Purchase Agreement, (iii) unsecured Indebtedness incurred by the Company, which Indebtedness is not senior in rank to the Notes and does not mature prior to the Maturity Date, (iv) Indebtedness secured by Permitted Liens, and (v) extensions, refinancings and renewals of any items in clauses (i) through (iv) above, provided that the principal amount is not increased (other than with respect to the addition of existing or future interest due and payable thereunder to the principal thereunder) or the terms modified to impose materially more burdensome terms upon the Company or its Subsidiaries, as the case may be.

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(b)           “Permitted Lien” means the individual and collective reference to the following: (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen's liens, mechanics' liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (v) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company's business, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole, (vii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, (viii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default, (ix) Liens incurred in connection with Permitted Indebtedness under clause (i) and, solely to the extent existing as of the Issue Date, clause (ii) of the definition thereof (including any extensions, refinancings and renewals of such Indebtedness that constitute Permitted Indebtedness).

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ARTICLE V

COMPANY OPTIONAL REDEMPTION RIGHT

5.1           Optional Redemption Right..  Subject to the provisions of this Article V, at any time after the Effective Date, the Company may deliver a notice to the Holder (an “Optional Redemption Notice” and the date such notice is deemed delivered hereunder, the “Optional Redemption Notice Date”) of its irrevocable election to redeem some or all of the then outstanding principal amount of this Note for cash on the 20th Trading Day following the Optional Redemption Notice Date (such date, the “Optional Redemption Date”, such 20 Trading Day period, the “Optional Redemption Period” and such redemption, the “Optional Redemption”).  The Optional Redemption Amount is payable in full on the Optional Redemption Date.  The Company may only effect an Optional Redemption if each of the Equity Conditions (as defined below) shall have been met (unless waived in writing by the Holder) on each Trading Day during the period commencing on the Optional Redemption Notice Date through to the Optional Redemption Date and through and including the date payment of the Optional Redemption Amount is actually made in full.  If any of the Equity Conditions shall cease to be satisfied at any time during the Optional Redemption Period, then the Holder may elect to nullify the Optional Redemption Notice by notice to the Company within 3 Trading Days after the first day on which any such Equity Condition has not been met in which case the Optional Redemption Notice shall be null and void, abinitio.  The Company covenants and agrees that it will honor all Notices of Conversion tendered from the time of delivery of the Optional Redemption Notice through the date all amounts owing thereon are due and paid in full.  “Equity Conditions” means, during the period in question, (a) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the Holder, if any, (b) the Company shall have paid all liquidated damages and other amounts owing to the Holder in respect of this Note, (c)(i) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the Conversion Shares issuable upon conversion of such portion of this Note subject to an Optional Redemption (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for such period) or (ii) all of the Conversion Shares issuable upon conversion of such portion of this Note subject to an Optional Redemption may be resold pursuant to Rule 144 during such period, (d) the Common Stock is trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market (and the Company believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (e) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the Conversion Shares issuable upon conversion of such portion of this Note and any other Notes being redeemed at such time, (f) there is no existing Event of Default and, to the actual knowledge of the Company, no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (g) the issuance of the shares issuable to the Holder upon conversion of such portion of this Note subject to an Optional Redemption would not violate the limitations set forth in Section 2.3 under this Note, (h) there has been no public announcement of a pending or proposed Fundamental Transaction that has not been consummated or abandoned, (i) the applicable Holder is not in possession of any information provided by the Company that constitutes, or may constitute, material non-public information, (j) for each Trading Day in a period of 20 consecutive Trading Days prior to the applicable date in question, the daily trading volume for the Common Stock on the principal Trading Market exceeds $100,000 per Trading Day and (k) for each Trading Day in a period of 20 consecutive Trading Days prior to the applicable date in question, the VWAP equals or exceeds $0.20 (subject to adjustment for forward and reverse stock splits, recapitalizations and the like).

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5.2           Right to Convert.  Notwithstanding the foregoing, the Holder may elect to convert the outstanding principal amount of the Note subject to an Optional Redemption Notice pursuant to Article II at any time prior to actual payment in cash for any redemption under this Section 6 by the delivery of an irrevocable Notice of Conversion to the Company.

ARTICLE VI
UNSECURED NOTE
6.1           Unsecured Note.  Note is an unsecured obligation of the Borrower.

ARTICLE VII
MISCELLANEOUS
7.1           Failure or Indulgence Not Waiver.  No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

7.2           Notices.  All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and either faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Purchase Agreement or at such other address or facsimile number as a party shall furnished to the other party in writing.  All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing on the Trading Day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and/or (d) when faxed, upon confirmation of receipt.

7.3           Amendment Provision.  No provision of this Note may be modified or amended without the prior written consent of holders of a majority of the principal amount of the Notes then outstanding and any amendment to any provision of any of the Notes made in conformity with the provisions of this Section 7.3 (and such corresponding provision set forth in such other Notes) shall be binding on all holders of Notes.  The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

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7.4           Assignability.  Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

7.5           Cost of Collection.  If default is made in the payment of Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys’ fees.

7.6           Governing Law.  Note shall be governed by and construed in accordance with the laws of the State of New York, including, but not limited to, New York statutes of limitations.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the civil or state courts of New York or in the federal courts located in the State and county of New York.  Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts.  The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.  In the event that any provision of Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law.  Any such provision, which may prove invalid or unenforceable under any law, shall not affect the validity or unenforceability of any other provision of Note.  Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower’s obligations to Holder, or to enforce a judgment or other decision in favor of the Holder.  This Note shall be deemed an unconditional obligation of Borrower for the payment of money and, without limitation to any other remedies of Holder, may be enforced against Borrower by summary proceeding pursuant to New York Civil Procedure Law and Rules Section 3213 or any similar rule or statute in the jurisdiction where enforcement is sought.  For purposes of such rule or statute, any other document or agreement to which Holder and Borrower are parties or which Borrower delivered to Holder, which may be convenient or necessary to determine Holder’s rights hereunder or Borrower’s obligations to Holder are deemed a part of Note, whether or not such other document or agreement was delivered together herewith or was executed apart from Note.

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7.7           Construction.  Each party acknowledges that its legal counsel participated in the preparation of Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of Note to favor any party against the other.

7.8           Shareholder Status.  The Holder shall not have rights as a shareholder of the Borrower with respect to unconverted portions of Note.  However, the Holder will have the rights of a shareholder of the Borrower with respect to the Shares of Common Stock to be received after delivery by the Holder of a Conversion Notice to the Borrower.

7.9           Non-Business Days.  Whenever any payment or any action to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due or action shall be required on the next succeeding Trading Day and, for such payment, such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

[SIGNATURES ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, Borrower has caused Note to be signed in its name by an authorized officer as of the _____ day of May, 2011.

ADVAXIS, INC.

By:	/s/
Name: Thomas A. Moore
Title: Chairman/ CEO

WITNESS:

______________________________________

NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

The undersigned hereby elects to convert $_________ of the principal amount and $_________ of the interest due, if any, on the Note issued by ADVAXIS, INC. on _____________, 2011 into shares of common stock of ADVAXIS, INC. (the “Borrower”) according to the conditions set forth in such Note, as of the date written below.

Date of Conversion: _____________________________________________________________

Conversion Price: _______________________________________________________________

Number of Shares of Common Stock Beneficially Owned on the Conversion Date: Less than 5% of the outstanding Common Stock: ___________________________________________

Shares to Be Delivered: _________________________________________________________

Notwithstanding anything to the contrary contained herein, this Conversion Notice shall constitute a representation by the Holder of the Note submitting this Conversion Notice that, after giving effect to the conversion provided for in this Conversion Notice, such Holder (together with its affiliates) will not have beneficial ownership (together with the beneficial ownership of such person's affiliates) of a number of shares Common Stock which exceeds the Maximum Percentage (as defined in the Note) of the total outstanding shares Common Stock of the Company as determined pursuant to the provisions of Section 2.3 of the Note.

Signature: _____________________________________________________________________

Print Name:            _________________________

Address:                 _________________________

  _________________________

Exhibit 4.2

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

Right to Purchase _______ shares of Common Stock of Advaxis, Inc. (subject to adjustment as provided herein)

FORM OF COMMON STOCK PURCHASE WARRANT

No. ______________

Issue Date:                               , 2011

ADVAXIS, INC., a corporation organized under the laws of the State of Delaware (the “Company”), hereby certifies that, for value received, __________ or its assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time after the Issue Date until 5:00 p.m., E.S.T on the third anniversary (3rd) of the Issue Date (the “Expiration Date”), up to ______ (______)1 fully paid and non-assessable shares of Common Stock at a per share purchase price of $0.15, subject to adjustment hereunder.  The aforedescribed purchase price per share, as adjusted from time to time as herein provided, is referred to herein as the “Exercise Price.”  The number and character of such shares of Common Stock and the Exercise Price are subject to adjustment as provided herein.  The Company may reduce the Exercise Price for some or all of the Warrants, temporarily or permanently.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Note Purchase Agreement (the “Purchase Agreement”), dated as of the Issue Date, entered into by the Company, the initial Holder and certain other investors signatory thereto (including the initial Holder).  This Warrant is one of a series of Warrant issued purchased to the terms of the Purchase Agreement.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

1 50% Warrant Coverage

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(a)           The term “Company” shall include Advaxis, Inc. and any corporation, which shall succeed or assume the obligations of Advaxis, Inc. hereunder.

(b)           The term “Common Stock” means (a) the Company’s Common Stock, $0.001 par value per share, as authorized on the date of the Purchase Agreement and (b) any other securities into which or for which any of the securities described in (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(c)           The term “Other Securities” refers to any shares of capital stock other than Common Stock and other securities of the Company or any other person, corporate or otherwise, which the Holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

(e)           The term “Warrant Shares” shall mean the Common Stock issuable upon exercise of this Warrant.

1.           Exercise of Warrant

1.1.           Number of Shares Issuable upon Exercise.  From and after the Issue Date through and including the Expiration Date, the Holder hereof shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of subsection 1.2 or upon exercise of this Warrant in part in accordance with subsection 1.3 shares of Common Stock of the Company, subject to adjustment pursuant to Section 4.

1.2.           Full Exercise.  This Warrant may be exercised in whole by the Holder hereof by delivery of an original or facsimile copy of the form of subscription attached as Exhibit A hereto (the “Subscription Form”) duly executed by such Holder.  Within one (1) Trading Day (as defined in the Purchase Agreement) following the date of exercise, the Holder shall deliver payment, in cash, wire transfer or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Exercise Price then in effect unless such exercise was made pursuant to a valid Cashless Exercise (as defined in Section 2 below) as specified by the Holder on the applicable Subscription Form.  The original Warrant is not required to be surrendered to the Company until it has been fully exercised.

1.3.           Partial Exercise.  This Warrant may be exercised in part (but not for a fractional share) by delivery of a Subscription Form in the manner and at the place provided in subsection 1.2 except that the cash amount payable by the Holder on such partial exercise (except to the extent such exercise was made pursuant to a valid Cashless Exercise) shall be the amount obtained by multiplying (a) the number of whole shares of Common Stock designated by the Holder in the Subscription Form by (b) the Exercise Price then in effect.  On any such partial exercise, provided the Holder has surrendered the original Warrant, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, the whole number of shares of Common Stock for which such Warrant may still be exercised for the balance of.

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1.4.           Fair Market Value. Fair Market Value of a share of Common Stock as of a particular date (the “Determination Date”) shall mean:

(a)           If the Company’s Common Stock is listed on a national securities exchange, then the closing or last sale price, respectively, reported for the trading day immediately preceding but not including the Determination Date;

(b)           If the Company’s Common Stock is not listed on a national securities exchange but is quoted in the over-the-counter market or the “pink-sheets,” then the closing bid price reported immediately preceding but not including the Determination Date;

(c)           Except as provided in clause (d) below and Section 3.1, if the Company’s Common Stock is not publicly traded, then as the Holder and the Company agree, or in the absence of such an agreement, by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided; or

(d)           If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company’s certificate of incorporation (as amended and/or restated from time to time, the “Charter”), then all amounts to be payable per share to holders of the Common Stock pursuant to the Charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the Charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.

1.5.           Company Acknowledgment.  The Company will, at the time of the exercise of the Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

1.6.           Trustee for Warrant Holders.  In the event that a bank or trust company shall have been appointed as trustee for the Holder of the Warrants pursuant to Subsection 3.2, such bank or trust company shall have all the powers and duties of a warrant agent (as hereinafter described) and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 1.

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1.7.           Delivery of Stock Certificates, etc. on Exercise.  The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which delivery of a Subscription Form shall have occurred and payment made for such shares as aforesaid.  As soon as practicable after the exercise of this Warrant in whole or in part, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and non-assessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise.  Certificates for shares purchased hereunder shall be transmitted by the Company’s transfer agent to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company (“DTC”) through its Deposit / Withdrawal at Custodian system if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to, or resale of the Warrant Shares by, the Holder or (B) the shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery to the address specified by the Holder in the Subscription Form by the date that is three (3) Trading Days after the latest of (A) the delivery to the Company of the Subscription Form, (B) surrender of this Warrant (if required), and (C) payment of the aggregate Exercise Price as set forth above (including by cashless exercise, if permitted) (such date, the “Warrant Share Delivery Date”).  No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded to the nearest whole number.  Upon delivery of a Subscription Form, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be).  Notwithstanding the foregoing, except in the case where an exercise of this Warrant is validly made pursuant to a Cashless Exercise, the Company’s failure to deliver Warrant Shares to the Holder on or prior to the second (2nd) Trading Day after the Company’s receipt of the aggregate Exercise Price in cash shall not be deemed to be a breach of this Warrant.

1.8.           Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise.  In addition to any other rights available to the Holder, if the Company fails to cause the Company’s transfer agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder (the “Buy-In Liquidated Damages”).  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.

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1.9.           Rescission Rights.  If the Company fails to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to exercise by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

2.           Exercise. Payment upon exercise may be made at the option of the Holder either (i) in cash, wire transfer or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Exercise Price or (ii) if at the time of exercise hereof a Registration Statement (as defined in the Registration Rights Agreement (as defined in the Purchase Agreement)) is not effective (or the prospectus contained therein is not available for use) for the resale by the Holder of the Warrant Shares issuable in such exercise of this Warrant, then the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)

            B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= the Fair Market Value of the Common Stock as of the close of business of the Trading Day immediately preceding the date of the applicable Subscription Form.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of Rule 144 promulgated under the Securities Act of 1933, as amended, it is intended, understood and acknowledged that the Warrant Shares issued in said for a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Purchase Agreement.

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3.           Adjustment for Reorganization, Consolidation, Merger, etc

3.1.           Fundamental Transaction.  If, at any time while this Warrant is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another entity, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another entity) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each, a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable upon or as a result of such merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event.  For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into Alternate Consideration.  The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3.1 and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

3.2.           [RESERVED]

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3.3.           Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged.  Any adjustment made pursuant to this Section 3.3 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re classification.

3.4.           Dissolution.  In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the Holder of the Warrants after the effective date of such dissolution pursuant to this Section 3 to a bank or trust company (a “Trustee”) having its principal office in New York, NY, as trustee for the Holder of the Warrants.  Such property shall be delivered only upon payment of the Warrant exercise price.

3.5.           Continuation of Terms.  Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any Other Securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4.  In the event this Warrant does not continue in full force and effect after the consummation of the transaction described in this Section 3, then only in such event will the Company’s securities and property (including cash, where applicable) receivable by the Holder of the Warrants be delivered to the Trustee as contemplated by Section 3.2.

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4.           Reservation of Stock, etc.  Issuable on Exercise of Warrant; Financial Statements.  The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, sufficient shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant.  This Warrant entitles the Holder hereof to receive copies of all financial and other information distributed or required to be distributed to the holders of the Company’s Common Stock.

5.           Assignment; Exchange of Warrant.  Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered Holder hereof (a “Transferor”).  On the surrender for exchange of this Warrant, with the Transferor’s endorsement in the form of Exhibit B attached hereto (the “Transferor Endorsement Form”) and together with an opinion of counsel reasonably satisfactory to the Company that the transfer of this Warrant will be in compliance with applicable securities laws, the Company will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a “Transferee”), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

6.           Replacement of Warrant.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense, twice only, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

7.           Limitations on Exercise.  Notwithstanding anything to the contrary contained in this Warrant, this Warrant shall not be exercisable by the Holder hereof to the extent (but only to the extent) that the Holder or any of its affiliates would beneficially own in excess of [4.99][9.99]2% (the “Maximum Percentage”) of the Common Stock.  To the extent the above limitation applies, the determination of whether this Warrant shall be exercisable (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder) and of which such securities shall be exercisable (as among all such securities owned by the Holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. For the purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Securities Act of 1934, as amended (the “1934 Act”) and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Warrant. The holders of Common Stock shall be third party beneficiaries of this paragraph and the Company may not waive this paragraph without the consent of holders of a majority of its Common Stock. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two (2) Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Warrant or securities issued pursuant to the Securities Purchase Agreement.

2 NTD: To be elected by each investor.

8

8.           Transfer on the Company’s Books.  Until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

9.           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a Trading Day during normal business hours where such notice is to be received), or the first Trading Day following such delivery (if delivered other than on a Trading Day during normal business hours where such notice is to be received) or (b) on the second Trading Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be as set forth in the Purchase Agreement or such other address as a party designates to the other party in writing.

10.           Law Governing This Warrant.  This Warrant shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.  Any action brought by either party against the other concerning the transactions contemplated by this Warrant shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York.  The parties to this Warrant hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non-conveniens.  The Company and Holder waive trial by jury.  In the event that any provision of this Warrant or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law.  Any such provision, which may prove invalid or unenforceable under any law, shall not affect the validity or enforceability of any other provision of any agreement.  Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Warrant by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

9

11.           Remedies.  The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

[SIGNATURES ON THE FOLLOWING PAGE]

10

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

ADVAXIS, INC. By: ______________________________ Name: Thomas A. Moore Title: Chairman/CEO

11

Exhibit A

FORM OF SUBSCRIPTION

(to be signed only on exercise of Warrant)

TO:  ADVAXIS, INC.

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to purchase (check applicable box):

___	________ shares of the Common Stock covered by such Warrant; or

___	the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $______.  Such payment takes the form of (check applicable box or boxes):

___	$__________ in lawful money of the United States; and/or

___	the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ shares of Common Stock

___
the cancellation of such number of shares of Common Stock as is necessary to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the exercise procedure set forth herein.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to ___________________ whose address is ______________________________

Notwithstanding anything to the contrary contained herein, this Subscription Form shall constitute a representation by the Holder of the Warrant submitting this Subscription Form that, after giving effect to the exercise provided for in this Subscription Form, such Holder (together with its affiliates) will not have beneficial ownership (together with the beneficial ownership of such person's affiliates) of a number of shares Common Stock which exceeds the Maximum Percentage (as defined in the Warrant) of the total outstanding shares Common Stock of the Company as determined pursuant to the provisions of Section 7 of the Warrant.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from registration under the Securities Act.

Dated: _______________________	__________________________________________

Exhibit B

FORM OF TRANSFEROR ENDORSEMENT

(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of ADVAXIS, INC. to which the within Warrant relates specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of ADVAXIS, INC. with full power of substitution in the premises.

Transferees	Percentage Transferred	Number Transferred

Dated: ______________, ___________ Signed in the presence of: ___________________________________ (Name) ACCEPTED AND AGREED: [TRANSFEREE] __________________________________ (Name)
_____________________________________
(Signature must conform to name of Holder
as specified on the face of the warrant)

_____________________________________
_____________________________________
(address)
_____________________________________
_____________________________________
(address)

Exhibit 10.1

FORM OF NOTE PURCHASE AGREEMENT

- SERIES C, TRANCHE 6 -

THIS NOTE PURCHASE AGREEMENT (the “Agreement”) is made as of the __ day of May, 2011 by and between Advaxis, Inc., a Delaware corporation (the “Company”), and each investor identified on the signature pages hereto (each, including its successors and assigns, an “Investor” and, collectively, the “Investors” and, with respect to a particular Investor, the Investors other than such Investor, the “Other Investors”).

WHEREAS, each Investor is willing to lend the Company the amount set forth on such Investor’s signature page attached hereto, which loan is evidenced by a promissory note, in substantially the form attached hereto as Exhibit A (each a “Note” and, collectively, the “Notes”), which is convertible into shares of the Company’s common stock, $0.001 par value (the “Common Stock”), in accordance with the terms of this Agreement and such Note;

WHEREAS, upon the terms and condition stated in the Agreement and pursuant to Section 4(2) of the 1933 Act (as defined below) and Rule 506 promulgated thereunder, each Investor wishes to purchase, and the Company wishes to sell, (i) a Note with a principal amount equal to the Principal Amount set forth on such Investor’s signature page attached hereto (the shares of Common Stock issuable upon conversion of the Notes, collectively, the “Conversion Shares”) and (ii) a warrant, in substantially the form attached hereto as Exhibit B (collectively, the “Warrants”), to acquire up to such number of shares of Common Stock equal to 50% of such number of Conversion Shares issuable upon exercise of the Note issued to such Investor as of the Closing Date (as defined below) with an exercise price of $0.15 (the shares of Common Stock issuable upon exercise of the Warrants, collectively, the “Warrant Shares” and, collectively with the Conversion Shares, the “Underlying Securities”), subject to adjustment thereunder.  The Notes and Warrants, together with the Underlying Securities, are referred to herein as the “Securities” and the offering contemplated hereby is referred to herein as the “Offering”;

WHEREAS, the parties have agreed that the obligation to repay the Notes shall be an unsecured obligation of the Company; and

WHEREAS, at the Closing (as defined below), the parties hereto shall execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement), under the 1933 Act (as defined below) and the rules and regulations promulgated thereunder, and applicable state securities laws; and

WHEREAS, prior to the Closing Date, the Company will enter into the Escrow Agreement (as defined below) pursuant to which each Investor shall deliver its respective Purchase Price (as defined below) to the Escrow Agent (as defined below) in connection with transactions contemplated herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises and the mutual agreements, representations and warranties, provisions and covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1.           Purchase and Sale of Notes and Warrants.  On the Closing Date (as hereinafter defined), subject to the terms and conditions of this Agreement, the Investors, severally and not jointly, hereby agree to purchase and the Company hereby agrees to sell and issue, up to an aggregate of $_______ million in Principal Amount of Notes1, with each Investor purchasing (i) a Note in the principal amount set forth on such Investor’s signature page attached hereto and (ii) a Warrant to acquire that number of Warrant Shares as is set forth on such Investor’s signature page attached hereto.

2.           Purchase Price. The purchase price for each Investor of the Note and the Warrants to be purchased by such Investor at the Closing shall be the amount set forth on such Investor’s signature page attached hereto (the “Purchase Price”).  Each Note will be issued with an original issue discount of FIFTEEN PERCENT (15%).  Each Investor shall pay $0.85 for each $1.00 of principal amount of each Note and related Warrants to be purchased at the Closing.  Each Investor and the Company agree that the Notes and the Warrants constitute an “investment unit” for purposes of Section 1273(c) (2) of the Internal Revenue Code of 1986, as amended (the “Code”).  At the Closing, each Investor shall fund its Purchase Price by wire transfer of immediately available funds to the account specified in the Escrow Agreement.

3.           The Closing.  Subject to the conditions set forth below, the purchase and sale of the Notes and the Warrants shall take place at the offices of Greenberg Traurig, LLP, The MetLife Building, 200 Park Avenue, New York, New York 10166, on the date hereof or at such other time and place as the Company and the Required Investors (as defined below) mutually agree (the “Closing” and the “Closing Date”).  At the Closing, the Company shall deliver to each Investor:  (i) this Agreement duly executed by the Company; (ii) such Investor’s original Note in the principal amount set forth on such Investor’s signature page attached hereto and registered in the name of such Investor; (iii) a warrant certificate representing the Warrants issuable to such Investor in the amount set forth on such Investor’s signature page attached hereto and registered in the name of such Investor; (iv) a legal opinion of Company counsel, substantially in the form of Exhibit D attached hereto (“Opinion”); and (v) the Registration Rights Agreement duly executed by the Company.  At the Closing, each Investor shall deliver to the Company (i) this Agreement duly executed by such Investor; (ii) the Registration Rights Agreement duly executed by such Investor; (iii) evidence, reasonably satisfactory to the Company, that the Purchase Price has been delivered to the Escrow Agent in accordance with the Escrow Agreement, (iv) an executed IRS Form W-9 and (v) the Selling Stockholder Questionnaire attached as Annex B to the Registration Rights Agreement.

1           $6 million in subscriptions

4.           Closing Conditions

; Certain Covenants.

4.1           Conditions to each Investor’s Obligations.  The obligation of each Investor to purchase the Notes and Warrants to be issued to such Investor at the Closing is subject to the fulfillment, to such Investor’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions:

(a)           Representations and Warranties

.  The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as if made on and as of such date.

(b)           Notes, Warrant Certificates

.  At the Closing, the Company shall have tendered to such Investor the appropriate Note, Warrants and Opinion and other deliverables set forth herein.

(c)           Registration Rights Agreement

.  The Company shall have duly executed and delivered the Registration Rights Agreement to such Investor.

(d)           No Actions.  No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(e)           Proceedings and Documents.  All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to such Investor, and such Investor shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

(f)           Existing Debt Obligation.   With respect to each such Indebtedness set forth on Schedule 4.1(f) attached hereto , the Company shall have either (i) received a conversion notice for the conversion in full of such Indebtedness from the holders of such Indebtedness  or (ii) paid such Indebtedness in full, which aggregate amount for all such Indebtedness shall not to exceed $130,000.

4.2           Conditions to the Company’s Obligations.  The obligation of the Company to sell and issue the Notes and Warrants to the Investors at the Closing is subject to the fulfillment, to the Company’s reasonable satisfaction, prior to or at the Closing in question, of each of the following conditions:

(a)           Representations and Warranties.  The representations and warranties of each Investor contained in this Agreement (other than Section 6.2 and 6.3) shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as if made on and as of such date.  The representations of each Investor contained in Sections 6.2 and 6.3 shall be true and correct in all respects on the date hereof and on and as of the Closing Date as if made on and as of such date.

(b)           Purchase Price.  At the Closing, each Investor shall have tendered to the Escrow Agent the Purchase Price of such Investor and the Escrow Agent, in the aggregate, shall have delivered to the Company at least $2.0 million.

(c)           Registration Rights Agreement.  Each Investor shall have duly executed and delivered the Registration Rights Agreement to the Company.

(d)           Deliverables.  At the Closing, each Investor shall have tendered to the Company the appropriate deliverables set forth herein.

(e)           No Actions.  No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(f)           Proceedings and Documents.  All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Company and the Company shall have received all such counterpart originals or certified or other copies of such documents as the Company may reasonably request.

4.3           Securities Law Disclosure; Publicity.  The Company shall (a) by 9:00 a.m. (New York City time) on the business day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby and (b) issue a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby, and including the Transaction Documents as exhibits thereto, within the time required by the 1934 Act.  From and after the issuance of such press release, the Company represents to the Investors that the Company shall have publicly disclosed all material, non-public information delivered the Investors by the Company or any of its subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Investor, except: (a) as required by federal securities law in connection with (i) any registration statement contemplated by the Registration Rights Agreement and (ii) the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Investors with prior notice of such disclosure permitted under this clause (b).

4.4           Legends.  The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144 (as defined below), to the Company or to an affiliate of a Investor or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the 1933 Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights and obligations of an Investor under this Agreement and the Registration Rights Agreement.  Each Investor understands that the certificates or other instruments representing the Notes and the Warrants and, the stock certificates representing the Underlying Securities, except as set forth below, shall bear any legends as required by applicable state securities or “blue sky” laws in addition to a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM GENERALLY ACCEPTABLE TO THE COMPANY’S LEGAL COUNSEL, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

The Company shall use its reasonable best efforts to cause its transfer agent to remove the legend set forth above and to issue a certificate without such legend to the holder of the Securities upon which it is stamped, or to issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company, unless otherwise required by state securities or “blue sky” laws, at such time as (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a form generally acceptable to the Company’s legal counsel, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, or (iii) such holder provides the Company and its legal counsel with reasonable assurance in writing that the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A.  The Company agrees that, following the Effective Date or at such time as such legend is not required pursuant to this Section 4.4, the Company shall, no later than three Trading Days following the delivery by such Investor to the Company or the Company’s transfer agent of a certificate representing Underlying Securities issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Investor a certificate representing such shares that is free from all restrictive and other legends.  In addition to any other rights available to an Investor, if the Company fails to cause the Company’s transfer agent to transmit to such Investor a certificate or the certificates representing such Underlying Securities on or before the Legend Removal Date, and if after such date such Investor is required by its broker to purchase (in an open market transaction or otherwise) or such Investor’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Investor of such Underlying Securities which such Investor anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to such Investor the amount, if any, by which (x) such Investor’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Underlying Securities that the Company was required to deliver to such Investor in such legend removal times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) deliver to such Investor the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder (the “Buy-In Liquidated Damages”).  For example, if such Investor purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the such Investor  $1,000.  Such Investor shall provide the Company written notice indicating the amounts payable to such Investor in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.

5.           Representations and Warranties of the Company

.  Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to the Investors:

5.1           Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

5.2           Capitalization and Voting Rights.  The authorized capital of the Company as of the date hereof consists of (i) 5,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”), of which 740 are presently issued and outstanding, and (ii) 500,000,000 shares of Common Stock, of which 214,605,862 shares of Common Stock were issued and outstanding as of March 21, 2011.  The Company has not issued any capital stock since its most recently filed periodic report under the 1934 Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the 1934 Act.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities.

5.3           Authorization; Enforcement.  All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Warrants, the Registration Rights Agreement and the performance of all obligations of the Company hereunder and thereunder, and the authorization (or reservation for issuance), sale and issuance of the Notes and the Warrants, and the Common Stock into which the Notes and Warrants are convertible or exercisable, have been taken on or prior to the date hereof.  This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

5.4           Valid Issuance of the Underlying Securities; Reservation of Shares.  The Warrants and the Notes are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, and free and clear of all Liens imposed by the Company other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.  Underlying Securities when issued and delivered in accordance with the terms of this Agreement, the Notes and the Warrants, as applicable, for the consideration expressed herein and therein, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens imposed by the Company other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.  The Company has reserved from its duly authorized capital stock a sufficient number of shares of Common Stock for issuance of the Underlying Securities.

5.5           Offering.  Subject to the truth and accuracy of the Investors’ representations set forth in Section 6 of this Agreement, the offer and issuance of the Notes and Warrants, together with the Underlying Securities, as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”) and the qualification or registration requirements of state securities laws or other applicable blue sky laws.  Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

5.6           Public Reports.  The Company is current in its filing obligations under the 1934 Act, including without limitation as to its filings of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (collectively, the “Public Reports”).  The Public Reports do not contain any untrue statement of a material fact or omit to state any fact necessary to make any statement therein not misleading.  The financial statements included within the Public Reports for the fiscal year ended October 31, 2009, for the fiscal year ended October 31, 2010 and for each quarterly period thereafter (the “Financial Statements”) have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain all footnote required by generally accepted accounting principles.  The Financial Statements fairly present, in all material respects, the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of unaudited Financial Statements to normal year-end audit adjustments.

5.7           Compliance With Laws.  The Company has not violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a Material Adverse Effect on its business and the Company has not received written notice of any such violation.

5.8           Violations.  The consummation of the transactions contemplated by this Agreement and all other documents and instruments required to be delivered in connection herewith and therewith, including without limitation, the Notes, Warrants and the Registration Rights Agreement, will not result in or constitute any of the following:  (a) a violation of any provision of the certificate of incorporation, bylaws or other governing documents of the Company; (b) a violation of any provisions of any applicable law or of any writ or decree of any court or governmental instrumentality; (c) a default or an event that, with notice or lapse of time or both, would be a default, breach, or violation of a lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument, or arrangement to which the Company is a party or by which the Company or its property is bound; (d) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of the Company; or (e) the creation or imposition of any lien, pledge, option, security agreement, equity, claim, charge, encumbrance or other restriction or limitation on the capital stock or on any of the properties or assets of the Company.

5.9           Consents; Waivers.  No consent, waiver, approval or authority of any nature, or other formal action, by any person, firm or corporation, or any agency, bureau or department of any government or any subdivision thereof, not already obtained, is required in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions provided for herein and therein.

5.10           Acknowledgment Regarding Investor’s Purchase of Securities.  The Company acknowledges and agrees that each Investor is acting solely in the capacity of arm’s length purchaser with respect to this Agreement, the Notes, the Warrants, the Registration Rights Agreement and any other documents entered into in connection herewith (collectively, the “Transaction Documents”) and the transactions contemplated hereby and thereby and that no Investor is (i) an officer or director of the Company, (ii) an “affiliate” of the Company (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule thereto) (“Rule 144”)) or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act). The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Investor’s purchase of the Securities.  The Company further represents to each Investor that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

5.11           Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof.

5.12           Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of the Company’s officers or directors in their capacities as such.

5.13           Material Changes; Undisclosed Events, Liabilities or Developments.  Since the date of the latest audited financial statements included within the Public Reports, except as specifically disclosed in a subsequent Public Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.  Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.1(i), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

5.14           Intellectual Property.  The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the Public Reports as necessary or required for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  None of, and the Company has not received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement.  The Company has not received, since the date of the latest audited financial statements included within the Public Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.15           Registration Rights.  Other than each of the Investors, no person has any right to cause the Company to effect the registration under the 1933 Act of any securities of the Company.

5.16           Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Investors or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information.  The Company understands and confirms that the Investors will rely on the foregoing representation in effecting transactions in securities of the Company.  All of the disclosure furnished by or on behalf of the Company to the Investors regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.   The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.  The Company acknowledges and agrees that no Investor makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 6 hereof.

5.17           No Integrated Offering. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 6, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the 1933 Act which would require the registration of any such securities under the 1933 Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

5.18           Seniority.  As of the Closing Date, no Indebtedness or other claim against the Company is senior to the Notes in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

5.19           Bankruptcy Status; Indebtedness.  The Company has no current intention or expectation to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.  Schedule 5.19 sets forth as of the date hereof all outstanding secured and unsecured Indebtedness (as defined below) of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.  For the purposes of this Agreement,  “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.  The Company is not in default with respect to any Indebtedness.

5.20           Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

5.21           FDA.  As to each product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries (each such product, a “Pharmaceutical Product”), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Effect.  There is no pending, completed or, to the Company's knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries, and which, either individually or in the aggregate, would have a Material Adverse Effect.  The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA.  The Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company.

6.           Representations and Warranties of each Investor.  Each Investor hereby represents, warrants and covenants, severally and not jointly, that:

6.1           Authorization.  Such Investor has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the execution and delivery of this Agreement and the Registration Rights Agreement, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby.

6.2           No Public Sale or Distribution. Such Investor is (i) acquiring the Notes and the Warrants and (ii) upon conversion of the Notes and exercise of the Warrants will acquire the Underlying Securities for its own account, not as a nominee or agent, and not with a view towards, or for resale in connection with, the public sale or distribution of any part thereof, except pursuant to sales registered or exempted under the 1933 Act.  Such Investor is acquiring the Securities hereunder in the ordinary course of its business.  Such Investor does not presently have any contract, agreement, undertaking, arrangement or understanding, directly or indirectly, with any individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof (a “Person”) to sell, transfer, pledge, assign or otherwise distribute any of the Securities.

6.3           Accredited Investor Status; Investment Experience. Such Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. Such Investor can bear the economic risk of its investment in the Securities, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Securities.

6.4           Reliance on Exemptions.  Such Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Securities.

6.5           Information. Such Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Investor. Such Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained herein. Such Investor understands that its investment in the Securities involves a high degree of risk. Such Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. Such Investor is relying solely on its own accounting, legal and tax advisors, and not on any statements of the Company or any of its agents or representatives, for such accounting, legal and tax advice with respect to its acquisition of the Securities and the transactions contemplated by this Agreement.

6.6           No Governmental Review. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

6.7           Validity; Enforcement; No Conflicts. This Agreement and each Transaction Document to which such Investor is a party have been duly and validly authorized, executed and delivered on behalf of such Investor and shall constitute the legal, valid and binding obligations of such Investor enforceable against such Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by such Investor of this Agreement and each Transaction Document to which such Investor is a party and the consummation by such Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to such Investor, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to perform its obligations hereunder.

6.8           Residency. Such Investor is a resident of that jurisdiction specified on such Investor’s signature page hereto.

6.9           Company Has Senior Indebtedness Outstanding. Such Investor acknowledges that the Company has outstanding currently secured Indebtedness that is senior in right of payment with the Indebtedness evidenced by the Notes and the Company as designated and set forth on Schedule 5.19 attached hereto (such senior Indebtedness, the “Senior Debt”).   Such Investor expressly acknowledges that its Note is subordinated to the Senior Debt..

7.           Use of Proceeds; Repayment of Deferred Compensation to Moore or Moore Note.  Each Investor acknowledges that the Company will use the proceeds received from the purchase of the Notes and the Warrants for, among other things, (i) costs and expenses relating to the Company’s Phase II Clinical Studies in cervical cancer and CIN, (ii) up to $200,000 (the “Moore Repayment Amount”) of the Purchase Price paid to the Company at the Closing may be used to repay Moore Indebtedness (as defined below), (iii) costs and expenses relating to the sale of the Notes and the Warrants, and (iv) general working capital purposes.   Notwithstanding anything herein to the contrary, each Investor acknowledges that the Company may, out of other funds received by the Company after the date hereof from the exercise of outstanding warrants, repay the Moore Indebtedness in excess of the Moore Repayment Amount provided that in no event, during the period that at least, in the aggregate, $500,000, of Notes are outstanding shall the Company repay Thomas A. Moore to the extent that the aggregate amount of indebtedness held by Thomas A. Moore (the “Moore Indebtedness”) is less than $400,000.

8.           Rule 144 Availability; Public Information.  At all times during the period commencing on the six (6) month anniversary of the Closing Date and ending at such time that all of the Securities can be sold without the requirement to be in compliance with Rule 144(c) (1) and otherwise without restriction or limitation pursuant to Rule 144, the Company shall use its commercially reasonable efforts to ensure the availability of Rule 144 to the Investors with regard to the Underlying Securities, including compliance with Rule 144(c)(1).  At any time during the period commencing from the six (6) month anniversary of the Closing Date and ending on the first anniversary of the Closing Date, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”) then, in addition to such Investor’s other available remedies, the Company shall pay to a Investor, in cash, as liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to one percent (1.0%) of the aggregate Purchase Price of such Investor’s Securities on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required  for the Investors to transfer the Underlying Shares pursuant to Rule 144.  The payments to which a Investor shall be entitled pursuant to this Section 4.3(b) are referred to herein as “Public Information Failure Payments.”  Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Trading Day after the event or failure giving rise to the Public Information Failure Payments is cured.

9.           Indemnification. The Company agrees to indemnify, hold harmless, reimburse and defend each Investor, and its officers, directors, agents, affiliates, members, managers, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon such Investor or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any representation or warranty by Company in this Agreement or in any exhibits or schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and such Investor relating hereto.  Notwithstanding anything herein to the contrary, in no event shall the Company be liable to such Investor (in the aggregate) for more than the Purchase Price paid by such Investor.

10.           Participation Rights.  Until the twelve month anniversary of the Closing Date, and with respect to the initial purchasers of Notes in the Offering, the Company will not, directly or indirectly, effect any Subsequent Placement (as defined below) unless the Company shall have first complied with this Section 10; provided, that the Company shall not be required to comply with this Section 10 during the six-month period immediately following the Closing Date, or the closing of any Subsequent Placement in which such Investor purchases securities, if such Subsequent Placement would be integrated with such prior offering by the principal market or exchange in which the Common Stock of the Company is then traded or pursuant to the 1933 Act or any other applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

10.1           At least one (1) Trading Day prior to any proposed or intended Subsequent Placement, the Company or its agent shall orally contact each Investor and ask whether such Investor is willing to agree to receive material non-public information (each such notice, a “Pre-Notice”), provided that neither the Company nor its agents shall provide any material, non-public information with respect to the Company or any of its Subsidiaries to such Investor without the expressed written consent of such Investor to receive such material, non-public information.  Upon the written request of such Investor no later than one (1) Trading Day after such Investor’s receipt of such Pre-Notice, and only upon a written request by such Investor, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver to such Investor by facsimile an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement within one (1) Trading Day of the determination of the terms of such Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other final terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Investor (which offer being non-transferable to any successor to such Investor) a pro rata portion of at least 40% of the Offered Securities allocated among the Investors (a) based on such Investor’s pro rata portion of the aggregate original principal amount of the Notes purchased hereunder by all the Investors (the “Basic Amount”), and (b) if such Investor elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of the Other Investors as such Investor shall indicate it will purchase or acquire should the Other Investors subscribe for less than their Basic Amounts (the “Undersubscription Amount”).

10.2           To accept an Offer, in whole or in part, each Investor must deliver a written notice to the Company prior to the end of the first (1st) full Trading Day after such Investor’s receipt of the Offer Notice (for purposes of this Section 10.2, receipt of the Offer Notice shall not be deemed to have occurred until such Investor shall have physically received such Offer Notice) (the “Offer Period”), setting forth the portion of such Investor’s Basic Amount that such Investor elects to purchase and, if such Investor shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Investor elects to purchase (in either case, the “Notice of Acceptance”).  If the Basic Amounts subscribed for by such Investor and all Other Investors are less than the total of all of the Basic Amounts, then, if such Investor has set forth an Undersubscription Amount in its Notice of Acceptance, such Investor shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), if such Investor has subscribed for any Undersubscription Amount, then such Investor shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Investor bears to the total Basic Amounts of all Other Investors that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent it deems reasonably necessary.

10.3           The Company shall have thirty (30) business days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by such Investor (the “Refused Securities”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice.

10.4           In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 10.3 above), then such Investor may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Investor elected to purchase pursuant to Section 10.2 above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to such Investor pursuant to Section 10.3 above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities.  In the event that such Investor so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to such Investor in accordance with Section 10.1 above.

10.5           Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, each Investor shall acquire from the Company, and the Company shall issue to such Investor, the number or amount of Offered Securities specified in such Investor’s Notice of Acceptance, as reduced pursuant to Section 10.3 above if such Investor has so elected, upon the terms and conditions specified in the Offer.  The purchase by such Investor of any Offered Securities is subject in all cases to (i) the preparation, execution and delivery by the Company and such Investor of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to such Investor and its respective counsel (the “Subsequent Placement Agreement”) and (ii) such Investor’s satisfaction, in its reasonable discretion, with the final terms and/or conditions that differ from those contained in the Offer Notice.

10.6           Any Offered Securities not acquired by each Investor or other Persons in accordance with this Section 10 may not be issued, sold or exchanged until they are again offered to such Investor under the procedures specified in this Agreement.

10.7           The restrictions contained in this Section 10 shall not apply (1) in connection with the issuance of any Excluded Securities (as defined below) and (2) to the extent that counsel to the Company has advised that with respect to a Subsequent Placement of Offered Securities that are not being issued pursuant to a registration statement under the 1933 Act, the exercising of the participation right would result in the Company not being able to offer or sell the Offered Securities pursuant to any exemption from the registration requirements of the 1933 Act.

10.8           Notwithstanding anything herein to the contrary, the rights granted to each Investor pursuant to this Section 10 shall not be transferrable to any other Person (other than affiliates of such Investor) without the prior written consent of the Company.

10.9           For the purposes of this Section 10, the following definitions will apply:

(a)           “Approved Stock Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which Common Stock and options to purchase Common Stock may be issued to any employee, officer, director or consultant for services provided to the Company in their capacity as such.

(b)           “Convertible Securities” means any shares or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

(c)           “Excluded Securities” means, collectively, (A) any Common Stock issued or issuable in connection with any Approved Stock Plan; (B) any Common Stock issued or issuable in connection with any securities issued pursuant to this Agreement and securities issued upon the exercise or conversion of those securities; (C) any Common Stock issued or issuable in connection with any upon conversion, exercise or exchange of any Options or Convertible Securities which are outstanding on the day immediately preceding the Closing Date, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities; (D) any Common Stock issued by reason of a dividend, stock split or other distribution on shares of Common Stock, (E) any Common Stock, Convertible Securities or Options issued or issuable pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter (“Underwritten Offering”), (F) any Common Stock, Convertible Securities or Options issued or issuable pursuant to Section 3(a)(10) of the 1933 Act with respect to the settlement of accounts payables to legal counsel of the Company approved by the Board of Directors of the Company, (G) up to $2.4 million in Convertible Securities issuable to JMJ Financial (as described in the Current Report on Form 8-K of the Company filed on May 4, 2011) (the “JMJ Offering”) or (H) any securities issued in connection with strategic alliances, acquisitions, mergers, and strategic partnerships, provided that such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, not primarily in the business of purchasing securities and the primary purpose of such issuance is not to raise capital.

(d)           “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(e)           “Subsequent Placement” means the sale, grant of any option to purchase, or other disposition of by the Company, directly or indirectly, of any of the Company’s or its Subsidiaries’ equity or equity equivalent securities, including, without limitation, any Convertible Securities, Options, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or Convertible Securities or Options.

11.           Prohibitions on Subsequent Equity Sales and Variable Rate Transactions; Optimus Offering

11.1           From the date hereof until 30 days after the Effective Date, the Company shall not issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any Common Stock or Common Stock Equivalents.  This Section 11.1 shall not apply to Excluded Securities, except that for such purpose no transaction involving the issuance of Excluded Securities shall be a Variable Rate Transaction (other than the JMJ Offering and, subject to Section 11.3 below, any Optimus Transaction) or involve an Underwritten Offering.

11.2           From the date hereof until the second anniversary of the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration (or a combination of units thereof) involving a Variable Rate Transaction (other than the JMJ Offering and, subject to Section 11.3 below, any Optimus Transaction).  Any Investor shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

11.3           Until such date that the Notes are no longer outstanding, the Company hereby agrees not to issue any Preferred Stock of the Company pursuant to that certain Series B Preferred Stock Purchase Agreement dated July 19, 2010, by and between Optimus Capital Partners, LLC and the Company, as amended (each, an “Optimus Transaction”) except in compliance with the terms and conditions of the Notes.

12.           [RESERVED]

13.           Conversion of Existing Indebtedness.  The Company shall use its commercially reasonable efforts to cause at least $1 million of the outstanding principal amount of the Indebtedness of the Company listed on Schedule 5.19 attached hereto to be converted into Common Stock at terms no more burdensome than as set forth in the Offering contemplated hereby.

14.           Miscellaneous

14.1           Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of the Securities).  Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

14.2           Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

14.3           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

14.4           Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:  (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to (a) in the case of the Company to Advaxis, Inc., 305 College Road East, Princeton, New Jersey 08540, Attention: Mark J. Rosenblum, with a copy (which shall not constitute notice) to Greenberg Traurig, LLP, The MetLife Building, 200 Park Avenue, New York, NY 10166, Attention: Robert H. Cohen, Esq.; Fax#: (212) 801-6400 or (b) in the case of each Investor, to the address as set forth on the signature page of such Investor attached hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

14.5           Finder’s Fees.  Except for fees payable to Rodman & Renshaw, LLC, each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction.  The Company shall indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

14.6           Amendments and Waivers.  No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the Required Investors (as defined below), and any amendment to any provision of this Agreement made in conformity with the provisions of this Section 14.6 shall be binding on all Investors and holders of Securities, as applicable.  “Required Investors” means (i) prior to the Closing Date, Investors entitled to purchase a majority of the aggregate principal amount of Notes to be sold at the Closing and (ii) on or after the Closing Date, holders of a majority of the Registrable Securities issued or issuable hereunder or pursuant to the Notes and/or the Warrants, as applicable.

14.7           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

14.8           Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

14.9           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.10           Interpretation.  Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (d) references to “hereunder” or “herein” relate to this Agreement.

14.11           Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

14.12           Independent Nature of Investors’ Obligations and Rights.  The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any Other Investor, and no Investor shall be responsible in any way for the performance or non-performance of the obligations of any Other Investor under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any Other Investor to be joined as an additional party in any proceeding for such purpose.  Each Investor has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents.  For reasons of administrative convenience only, each Investor and its respective counsel have chosen to communicate with the Company through Ellenoff Grossman & Schole LLP (“EGS”).  EGS does not represent any of the Investors and only represents Rodman & Renshaw, LLC, the placement agent.  The Company has elected to provide all Investors with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Investors.

14.13           Fees and Expenses.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all transfer agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion or exercise notice delivered by a Investor), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Investors.

15.           Additional Defined Terms.  In addition to the terms defined elsewhere in this Agreement, the Notes and the Warrants, the following terms have the meanings set forth in this Section 15:

15.1           “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

15.2           “Commission” means the United States Securities and Exchange Commission.

15.3           “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any Convertible Security, Option or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

15.4           “Effective Date” means the earliest of the date that (a) the initial Registration Statement has been declared effective by the Commission, (b) all of the Registrable Securities have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions or (c) following the one year anniversary of the Closing Date provided that a holder of Registrable Securities is not an Affiliate of the Company, all of the Registrable Securities may be sold pursuant to an exemption from registration under Section 4(1) of the 1933 Act without volume or manner-of-sale restrictions.

15.5           “Escrow Agent” means Signature Bank, a New York State chartered bank, with offices at 261 Madison Avenue, New York, New York 10016.

15.6           “Escrow Agreement” means the escrow agreement entered into prior to the date hereof, by and among the Company, the Escrow Agent and Rodman & Renshaw, LLC, pursuant to which the Investors shall deposit the respective Purchase Prices with the Escrow Agent to be applied to the transactions contemplated hereunder.

15.7           “Liens” means a lien, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

15.8           “Material Adverse Effect” means (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

15.9           “Registrable Securities” shall have the meaning set forth in the Registration Rights Agreement.

15.10           “Trading Day” means any day on which the Common Stock is traded on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Required Investors.

15.11           “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQB Marketplace or the OTC Bulletin Board (or any successors to any of the foregoing).

15.12           “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price.

15.13           “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Investors of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

THE COMPANY

ADVAXIS, INC.

By:
Name: Thomas A. Moore
Title: Chairman/ CEO

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

INVESTOR:

IF ENTITY:

Entity Name

By:
Name
Title

EIN:

IF INDIVIDUAL:

Name:

SS#: ____________ - _______ - ______________

Residency:

Address for Notices:

Email:

FAX: ( ____ ) _____ - ________

Purchase Price: $
Principal Amount of Note (1.17647058823 x Purchase Price): $
Non-OID Conversion Shares:
OID Conversion Shares:
Warrant Shares:

Exhibit 10.2

FORM OF REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of __________, 2011, between Advaxis, Inc., a Delaware corporation (the “Company”), and each of the several investors signatory hereto (each such purchaser, a “Investor” and, collectively, the “Investors”).

In connection with the Note Purchase Agreement, dated as of _________, 2011, entered into by the Company and the Investors (the “Note Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Note Purchase Agreement, to issue and sell to each Investor (i) notes of the Company (the "Notes"), which will, among other things, be convertible into shares of the Company's common stock, $0.001 par value per share (the "Common Stock", as converted, the "Conversion Shares") in accordance with the terms of the Notes, and (ii) certain warrants (collectively, the “Warrants”) which will be exercisable to purchase Common Stock (the “Warrant Shares”) in accordance with the terms of the Warrants.

To induce the Investors to consummate the transactions contemplated by the Note Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws.

The Company and each Investor hereby agrees as follows:

Section 1.                      Definitions.  Capitalized terms used and not otherwise defined herein that are defined in the Note Purchase Agreement shall have the meanings given such terms in the Note Purchase Agreement.  As used in this Agreement, the following terms shall have the following meanings:

“Agreement” shall have the meaning set forth in the Preamble.

“Company” shall have the meaning set forth in the Preamble.

“Cut Back Shares” shall have the meaning set forth in Section 2.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Initial Registration Statement” means the initial Registration Statement filed pursuant to this Agreement.

“Liquidated Damages” shall have the meaning set forth in Section 5.

“Non-Registration Event” shall have the meaning set forth in Section 5.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the SEC pursuant to the 1933 Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Investor” and “Investors” shall have the meaning set forth in the Preamble.

“Required Effectiveness Date” means, with respect to the Initial Registration Statement required to be filed hereunder, the 90th calendar day following the date hereof (or the 120th calendar day after the date of hereof in the event that such Registration Statement is subject to a limited or full review by the SEC) and with respect to any additional Registration Statements which may be required pursuant to Section 2, the 90th calendar day following the date on which an additional Registration Statement is required to be filed hereunder (or the 120th calendar day following the date on which an additional Registration Statement is required to be filed hereunder in the event that such Registration Statement is subject to a limited or full review by the SEC).

“Required Filing Date” means, with respect to the Initial Registration Statement required hereunder, the 45th calendar day following the date hereof and, with respect to any additional Registration Statements which may be required pursuant to Section 2, the earliest practical date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities.

“Registrable Securities” means, as of any date of determination, (a) all Conversion Shares then issuable upon conversion in full of the Notes (assuming on such date the Notes are converted in full without regard to any conversion limitations therein), (b) all Warrant Shares then issuable upon exercise of the Warrants (assuming on such date the Warrants are exercised in full without regard to any exercise limitations therein), and (c) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (x) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the SEC under the 1933 Act and such Registrable Securities have been disposed of by the Holder in accordance with such effective Registration Statement, (y) such Registrable Securities have been previously sold in accordance with Rule 144, or (z) such securities become eligible for resale pursuant to Rule 144 (assuming that such securities and any securities issuable upon exercise, conversion or exchange of which, or as a dividend upon which, such securities were issued or are issuable, were at no time held by any Affiliate of the Company, and all Warrants are exercised by “cashless exercise” as provided in the Warrants), as reasonably determined by the Company, upon the advice of counsel to the Company.

“Registration Expenses” has the meaning set forth in Section 6.

“Registration Statement” means any registration statement required to be filed hereunder pursuant to Section 2, including (in each case) the Prospectus, amendments and supplements to any such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement.

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“Restriction Termination Date” shall have the meaning set forth in Section 2.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the 1933 Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

“SEC” means the Securities and Exchange Commission.

“SEC Restrictions” shall have the meaning set forth in Section 2.

“Note Purchase Agreement” shall have the meaning set forth in the Preamble.

Section 2.                      Registration Statement Requirements.  The Company shall file with the SEC a Form S-1 registration statement (or such other form that it is eligible to use) in order to register all or such portion of the Registrable Securities as permitted by the SEC (provided that the Company shall use diligent efforts to advocate with the SEC for the registration of all of the Registrable Securities) pursuant to Rule 415 for resale and distribution under the 1933 Act on or before the Required Filing Date and use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the Required Effectiveness Date.  The Company will register not less than all of the Registrable Securities.  In the event that the Company is required by the SEC to cutback the number of shares being registered in the Registration Statement pursuant to Rule 415, then the Company shall reduce the Registrable Securities pro rata, and unless otherwise directed in writing by the Investor as to its Registrable Securities, the number of Registrable Securities and other securities to be registered on such Registration Statement will first be reduced by securities included in such Registration Statement that are not Registrable Securities, second by the Registrable Securities represented by Conversion Shares and third by the Registrable Securities represented by Warrant Shares.  Notwithstanding anything to the contrary contained in this Section 2, if the Company receives comments from the SEC with respect to the Registration Statement, and following discussions with and responses to the SEC in which the Company uses its commercially reasonable efforts and time to cause as many Registrable Securities for as many Investors as possible to be included in the Registration Statement filed pursuant to Section 2 without characterizing any Investor as an underwriter, the Company is unable to cause the inclusion of all Registrable Securities in such Registration Statement, then the Company may, following not less than one (1) Trading Day prior written notice to the Investors, (x) remove from the Registration Statement such Registrable Securities (the “Cut Back Shares”) and/or (y) agree to such restrictions and limitations on the registration and resale of the Registrable Securities, in each case as the SEC may require in order for the SEC to allow such Registration Statement to become effective (collectively, the “SEC Restrictions”).  Unless the SEC Restrictions otherwise require, any cut-back imposed pursuant to this Section 2 shall be allocated among the Registrable Securities of the Investors on a pro rata basis.  No liquidated damages under Section 5 shall accrue on or as to any Cut Back Shares, and the Required Effectiveness Date with respect to such additional Registration Statement including the Cutback Shares will be tolled, until such time as the Company is able to effect the registration of the Cut Back Shares in accordance with any SEC Restrictions (such date, the “Restriction Termination Date”).  From and after the Restriction Termination Date, all provisions of this Section 2 (including, without limitation, the liquidated damages provisions, subject to tolling as provided above) shall again be applicable to the Cut Back Shares (which, for avoidance of doubt, retain their character as Registrable Securities) so that the Company will be required to file with and cause to be declared effective by the SEC such additional Registration Statements in the time frames set forth herein as necessary to ultimately cause to be covered by effective Registration Statements all Registrable Securities (if such Registrable Securities cannot at such time be resold by the Investors thereof pursuant to Rule 144).

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Section 3.                      Registration Procedures. If and whenever the Company is required by the provisions of Section 2 to effect the registration of any Registrable Securities under the 1933 Act, the Company will, as expeditiously as possible:

(a)           subject to the timelines provided in this Agreement, prepare and file the Registration Statement with the SEC, with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), respond as promptly as commercially practicable to any comments received from the SEC with respect to a Registration Statement or any amendment thereto and file any pre-effective amendments with respect to a Registration Statement as promptly as reasonable possible, and promptly provide to Investors copies of all filings and SEC letters of comment (provided that the Company shall excise any information contained therein which would constitute material non-public information regarding the Company or any subsidiary) and notify the Investors (by telecopier or by e-mail addresses provided by the Investors) on or before the second business day thereafter that the Company receives notice that (i) the SEC has no comments or no further comments on the registration statement, and (ii) the registration statement has been declared effective;

(b)           prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until such Registration Statement has been effective for a period of six months (“Effectiveness Period”) and prepare and file with the SEC such additional Registration Statements as may be required hereunder and to keep each additional Registration Statement effective for the Effectiveness Period;

(c)           furnish to the Investors such number of copies of the Registration Statement and the prospectus included therein (including each preliminary prospectus) as such Investors reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such Registration Statement or make them electronically available;

(d)           use its commercially reasonable efforts to register or qualify the Registrable Securities covered by such Registration Statement under the securities or “blue sky” laws of such jurisdictions as the Investors shall request in writing, provided, however, that the Company shall not for any such purpose be required to qualify to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to service of process in any such jurisdiction;

(e)           list the Registrable Securities covered by such Registration Statement with the principal market or exchange on which the Common Stock is then listed;

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(f)           promptly notify the Investors of the Company’s becoming aware that a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event or passage of time of which the Company has knowledge as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing or the financial statements included therein ineligible for inclusion or which becomes subject to a SEC, state or other governmental order suspending the effectiveness of the Registration Statement covering any of the Registrable Securities.  Each Investor hereby covenants that it will not sell any Registrable Securities pursuant to such prospectus during the period commencing at the time at which the Company gives such Investor notice of the suspension of the use of such prospectus in accordance with this Section 3(f) and ending at the time the Company gives such Investor notice that such Investor may thereafter effect sales pursuant to the prospectus, or until the Company delivers to such Investor or files with the SEC an amended or supplemented prospectus.

(g)           The Company shall cooperate with any broker-dealer through which an Investor proposes to resell its Registrable Securities in effecting a filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 5110, as requested by any such Investor, and the Company shall pay the filing fee required by such filing within two (2) business days of request therefor.

Section 4.                      Provision of Documents.  It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company the completed form of the Selling Securityholder Questionnaire attached hereto as Annex A and any other customary documents that the Company may reasonably request to assure compliance with federal and applicable state securities laws.

Section 5.                      Non-Registration Events.  The Company and the Investors agree that the Investors will suffer damages if the Registration Statement is not filed by the Required Filing Date and not declared effective by the SEC by the Required Effectiveness Date or if, after it is declared effective, its effectiveness is not maintained in the manner and within the time periods contemplated by Section 2 hereof, and it would not be feasible to ascertain the extent of such damages with precision.  Accordingly, if (A) the Registration Statement is not filed on or before the Required Filing Date, (B) the Registration Statement is not declared effective on or before the Required Effectiveness Date, or (C) any Registration Statement described in Section 2 is declared effective but shall thereafter cease to be effective for a period of time which shall exceed forty (40) days in the aggregate per year (defined as a period of 365 days commencing on the date the Registration Statement is declared effective) (each such event, a “Non-Registration Event”), then the Company shall deliver to the Investors, as liquidated damages (“Liquidated Damages”), an amount equal to one percent (1.0%) of the aggregate purchase price paid by such Investor pursuant to the Note Purchase Agreement for any unregistered Registrable Securities then held by such Holder and for each subsequent thirty (30) day period (pro rata for any period less than thirty days) which are subject to such Non-Registration Event.  The maximum aggregate Liquidated Damages payable to the Investor under this Agreement shall be six percent (6.0%) of the aggregate purchase price paid by such Investor pursuant to the Note Purchase Agreement.  The Company must pay the Liquidated Damages in cash.  In the event a Registration Statement is filed by the Required Filing Date but is withdrawn prior to being declared effective by the SEC, then such Registration Statement will be deemed to have not been filed.

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Section 6.                      Expenses.  All expenses incurred by the Company in complying with Section 2, including, without limitation, all registration and filing fees, printing expenses (if required), fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with any filing with FINRA pursuant to FINRA Rule 5110 that may be required to be made by any broker through which an Investor intends to make sales of Registrable Securities, transfer taxes, and fees of transfer agents and registrars, are called “Registration Expenses.”  The Company will pay all Registration Expenses in connection with any Registration Statement described in Section 2.  Each Investor shall pay the fees and expenses of its counsel, if any, with respect hereto.

Section 7.                      Indemnification and Contribution.

(a)           In the event of a registration of any Registrable Securities under the 1933 Act pursuant to Section 2, the Company will, to the extent permitted by law, indemnify and hold harmless the Investor, each of the officers, directors, agents, Affiliates, members, managers, control persons, and principal shareholders of the Investor, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Investor or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Investor, or such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (1) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities was registered under the 1933 Act pursuant to Section 2, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and (2) any violation or alleged violation by the Company of the 1933 Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of the Company’s obligations under this Agreement and will, subject to the provisions of Section 7(c), reimburse the Investor, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Investor to the extent that any such damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Investor failed to send or deliver a copy of the final prospectus delivered by the Company to the Investor with or prior to the delivery of written confirmation of the sale by the Investor to the person asserting the claim from which such damages arise, (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (iii) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Investor in writing specifically for use in such Registration Statement or prospectus.

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(b)           In the event of a registration of any of the Registrable Securities under the 1933 Act pursuant to Section 2, each Investor severally but not jointly will, to the extent permitted by law, indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the 1933 Act, each officer of the Company who signs the Registration Statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the 1933 Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement under which such Registrable Securities were registered under the 1933 Act pursuant to Section 2, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Investor will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Investor, as such, furnished in writing to the Company by such Investor specifically for use in such Registration Statement or prospectus, and provided, further, however, that the liability of the Investor hereunder shall be limited to the net proceeds actually received by the Investor from the sale of Registrable Securities pursuant to such Registration Statement.

(c)           Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section and shall only relieve it from any liability which it may have to such indemnified party under this Section, except and only if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnifying party shall have reasonably concluded that there may be reasonable defenses available to indemnified party which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel, reasonably satisfactory to the indemnified and indemnifying party, and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.  Subject to the terms of this Agreement, all reasonable fees and expenses of the indemnified party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section) shall be paid to the indemnified party, as incurred, within ten business days of written notice thereof to the indemnifying party; provided, that, the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) not to be entitled to indemnification hereunder.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending proceeding in respect of which any indemnified party is a party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

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(d)           In order to provide for just and equitable contribution in the event of joint liability under the 1933 Act in any case in which either (i) a Investor, or any controlling person of a Investor, makes a claim for indemnification pursuant to this Section 7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 7 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of the Investor or controlling person of the Investor in circumstances for which indemnification is not provided under this Section 7; then, and in each such case, the Company and the Investor will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Investor is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the Registration Statement bears to the public offering price of all securities offered by such Registration Statement, provided, however, that, in any such case, (y) the Investor will not be required to contribute any amount in excess of the public offering price of all such securities sold by it pursuant to such Registration Statement; and (z) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation and provided, further, however, that the liability of the Investor hereunder shall be limited to the net proceeds actually received by the Investor from the sale of Registrable Securities pursuant to such Registration Statement.

(e)           The indemnity and contribution agreements contained in this Section 7 are in addition to any liability that the indemnifying parties may have to the indemnified parties.

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Section 8.                      Miscellaneous.

(a)           Remedies.  In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement.  Each of the Company and each Holder agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

(b)           Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

(c)           Piggy-Back Registrations. If, at any time prior to the six month anniversary of the date hereof, there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the 1933 Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans, then the Company shall deliver to each Holder a written notice of such determination and, if within fifteen days after the date of the delivery of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered; provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this Section 8(c) that are eligible for resale pursuant to Rule 144 promulgated by the SEC pursuant to the 1933 Act or that are the subject of a then effective Registration Statement.

(d)           Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of a majority more of the then outstanding Registrable Securities (including, for this purpose any Registrable Securities issuable upon exercise or conversion of any Security).  If a Registration Statement does not register all of the Registrable Securities pursuant to a waiver or amendment done in compliance with the previous sentence, then the number of Registrable Securities to be registered for each Holder shall be reduced pro rata among all Holders and each Holder shall have the right to designate which of its Registrable Securities shall be omitted from such Registration Statement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder or some Holders and that does not directly or indirectly affect the rights of other Holders may be given by such Holder or Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the first sentence of this Section 6(d).

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(e)           Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Note Purchase Agreement.

(f)           Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of all of the Holders of the then outstanding Registrable Securities.  Each Holder may assign their respective rights hereunder if: (i) such Holder agrees in writing with such transferee or assignee (as the case may be) to assign all or any portion of such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such transfer or assignment (as the case may be); (ii) the Company is, within a reasonable time after such transfer or assignment (as the case may be), furnished with written notice of (a) the name and address of such transferee or assignee (as the case may be), and (b) the securities with respect to which such registration rights are being transferred or assigned (as the case may be); (iii) immediately following such transfer or assignment (as the case may be) the further disposition of such securities by such transferee or assignee (as the case may be) is restricted under the 1933 Act or applicable state securities laws if so required; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence such transferee or assignee (as the case may be) agrees in writing with the Company to be bound by all of the provisions contained herein; (v) such transfer or assignment (as the case may be) shall have been made in accordance with the applicable requirements of the Note Purchase Agreement, the Notes and the Warrants (as the case may be); and (vi) such transfer or assignment (as the case may be) shall have been conducted in accordance with all applicable federal and state securities laws.

(g)           Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(h)           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Note Purchase Agreement.

(i)           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

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(j)           Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(k)           Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder.  Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement.  Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

ADVAXIS, INC.

By:

Name:

Title:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO REGISTRATION RIGHTS AGREEMENT]

Name of Holder: __________________________

Signature of Authorized Signatory of Holder: __________________________

Name of Authorized Signatory: _________________________

Title of Authorized Signatory: __________________________

[SIGNATURE PAGES CONTINUE]

Annex A

ADVAXIS, INC.

Selling Stockholder Notice and Questionnaire

The undersigned beneficial owner of common stock (the “Registrable Securities”) of Advaxis, Inc., a Delaware corporation (the “Company”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is annexed.  A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below.  All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling stockholder in the Registration Statement and the related prospectus.  Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling stockholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Stockholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.           Name.

(a)           Full Legal Name of Selling Stockholder

(b)           Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

(c)           Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2.  Address for Notices to Selling Stockholder:

Telephone:

Fax:

Contact Person:

3.  Broker-Dealer Status:

(a)           Are you a broker-dealer?

Yes   •                      No   •

(b)           If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes   •                      No   •

Note:           If “no” to Section 3(b), the SEC’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)           Are you an affiliate of a broker-dealer?

Yes   •                      No   •

(d)           If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes   •                      No   •

Note:           If “no” to Section 3(d), the SEC’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4.  Beneficial Ownership of Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Note Purchase Agreement.

(a)           Type and Amount of other securities beneficially owned by the Selling Stockholder:

5.  Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto.  The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date:	Beneficial Owner:

By:

Name:

Title:

PLEASE FAX A COPY (OR EMAIL A .PDF COPY) OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

Exhibit 99.1

FOR IMMEDIATE RELEASE

ADVAXIS SECURES $6.0 MILLION IN FINANCING

Princeton, NJ – May 9, 2011 – Advaxis, Inc., (OTCBB: ADXS), the live, attenuated Listeria monocytogenes (Listeria) immunotherapy company, has entered into a definitive convertible notes purchase agreement (Agreement) with certain accredited investors, for the purchase of the aggregate principal value of approximately $7.1 million of convertible promissory notes (Notes) for an aggregate purchase price of approximately $6.0 million.  The closing of the sale of the Notes, under the Agreement, is anticipated to occur on or about May 12, 2011, subject to customary closing conditions.

The Notes have an original issue discount of 15% and mature on the one year anniversary of the issue date.  Under the terms specified therein, the Notes are convertible, in whole or in part, into common stock at a conversion price of $.15.  However, except as otherwise provided in the Notes, only 85% of the initial principal amount of each Note is convertible at any time after issuance and the remainder is convertible at maturity.

In connection with the Agreement, the Company issued a warrant to each investor to acquire up to such number of shares of Common Stock equal to 50% of such number of Conversion Shares, issuable upon exercise of the Note, issued to such Investor as of the Closing Date with an exercise price of $0.15.  The warrants will expire in three years.  Pursuant to a Registration Rights Agreement between the Company and the investors, the Company is required to file a resale registration statement within 45 days that covers the resale of the underlying shares of both the Notes and shares issuable upon exercise of the warrants.

“This financing will support our operations and our Phase II clinical trials in cervical cancer and cervical dysplasia through initial data reporting this Fall,” commented Advaxis Chairman/CEO Thomas A. Moore.  “This also keeps us on track to finish GMP manufacture of the prostate and breast cancer versions of our novel immunotherapeutic platform technology.”

Rodman & Renshaw, LLC, a subsidiary of Rodman & Renshaw Capital Group, Inc., (NASDAQ: RODM), acted as the exclusive placement agent for the transaction.  For more information, please visit www.rodm.com.

A summary of the transaction will be included in the Company’s Current report on Form 8-K to be filed with the Securities and Exchange Commission.

About Advaxis Incorporated
Advaxis is a biotechnology company developing proprietary, live but attenuated Listeria monocytogenes (Listeria) vaccines that deliver engineered tumor antigens, which stimulate multiple, simultaneous immunological mechanisms to fight cancer.  Our platform technology was developed by Dr. Yvonne Paterson at The University of Pennsylvania.  Today, the Company has over nine (9) distinct, cancer-fighting constructs in various stages of development, directly and through strategic collaborations with such recognized sites of excellence as the City of Hope, the Roswell Park Cancer Institute, the National Cancer Institute, the University of Pittsburgh, Cancer Research – UK, the University of British Columbia and the Department of Homeland Security.  Please visit the Company’s portals: advaxis.com | facebook | twitter | LinkedIn

Forward-Looking Statements
Certain statements contained in this press release are forward-looking statements that involve risks and uncertainties.  The statements contained herein that are not purely historical are forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements deal with the Company’s current plans, intentions, beliefs and expectations and statements of future economic performance.  Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from what is currently anticipated.  Factors that could cause or contribute to such differences include those discussed from time to time in reports filed by the Company with the Securities and Exchange Commission.  The Company cannot guarantee its future results, levels of activity, performance or achievements.

For Further Information:
Conrad F. Mir	Diana Moore
Executive Director	Analyst
Advaxis Incorporated	Advaxis Incorporated
609.452.9813 (Office)	dmoore@advaxis.com
mir@advaxis.com

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